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                                 $75,000,000.00

                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                                  ("Agreement")


                            Dated as of June 30, 1999


                                      AMONG



                        WESTERN POWER & EQUIPMENT CORP.,
                             a Delaware corporation,

                                       AND

                        WESTERN POWER & EQUIPMENT CORP.,
                             an Oregon corporation,

                                       AND

                     DEUTSCHE FINANCIAL SERVICES CORPORATION

                            as Administrative Agent,

                                       AND

                     DEUTSCHE FINANCIAL SERVICES CORPORATION

                                   as a Lender

                                       AND

        THE OTHER LENDERS LISTED ON EXHIBIT 3 AND SIGNATURE PAGES HERETO

                                   as Lenders


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
                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.   Joint And Several Liability...............................................1
2.   Definitions...............................................................2
3.   Credit Facility..........................................................11
     3.1.   Aggregate Loan Commitment; Purchase of Prior Loan on
            Effective Date....................................................11
     3.2.   Floorplan Inventory Loans.........................................12
            3.2.1.   Floorplan Loan Limit.....................................12
            3.2.2.   Floorplan Repayment Terms................................12
            3.2.3.   Floorplan Documents......................................13
     3.3.   Revolving Credit Loans............................................13
            3.3.1.   Eligible Accounts........................................13
            3.3.2.   Eligible New Inventory...................................14
            3.3.3.   Eligible Rental Inventory................................14
            3.3.4.   Eligible Used Inventory..................................14
            3.3.5.   Eligible Parts...........................................14
     3.4.   Swingline Advances................................................14
     3.5.   Mandatory Prepayment..............................................15
     3.6.   Interest; Calculation of Charges; Fees............................15
            3.6.1.   Interest; Calculation....................................15
     3.7.   Certain Fees......................................................16
                     3.7.1.1. Certain Charges.................................16
                     3.7.1.2. Appraisal Costs.................................16
                     3.7.1.3. Review Fees.....................................17
                     3.7.1.4. Breach of Financial Covenant Fees...............17
     3.8.   Collection Days; Computation; Compelled Return....................17
     3.9.   Billing Statement.................................................18
     3.10.  Notes.............................................................18
     3.11.  Default Interest Rate.............................................18
     3.12.  Interest Rate After Certain Events................................18
     3.13.  Verification Rights...............................................18
     3.14.  Establishment of Reserves.........................................19
     3.15.  Taxes.............................................................19
     3.16.  Capital Adequacy..................................................21
     3.17.  Collections.......................................................24
     3.18.  Advancements......................................................22
4.   Term Of Agreement........................................................22
     4.1.   Termination.......................................................22
            4.1.1. Right of First Refusal.....................................22
     4.2.   Effect of Termination.............................................23
5.   Borrowing and Repayment Procedures; Settlement...........................23
     5.1.   Borrowing Procedures..............................................23
            5.1.1.   Generally--Revolving Credit Loan.........................23
            5.1.2.   Generally--Floorplan Inventory Loan......................23
            5.1.3.   Conditions Precedent to Each Loan........................24
            5.1.4.   Requests.................................................25
     5.2.   Revolving Credit Loans to repay Swingline Loans...................25

     5.3.   Fundings and Method of Transfer...................................26
     5.4.   Administrative Agent's Availability Assumption....................26
     5.5.   All Loans of a Lender One Obligation to such Lender...............26
     5.6.   Payments of Principal and Interest................................27
     5.7.   Distribution of Principal and Interest............................27
            5.7.1.   General..................................................27
            5.7.2.   Non-Settlement Dates.....................................27
            5.7.3.   Settlement Dates.........................................27
            5.7.4.   Interest - Special Provision.............................28
6.   Security For The Obligations.............................................28
     6.1.   Grant of Security Interest........................................28
     6.2.   Future Advances...................................................29
     6.3.   Financing Statements..............................................29
     6.4.   Further Assurances................................................29
7.   Conditions Precedent.....................................................29
     7.1.   Conditions Precedent..............................................29
            7.1.1.   Administrative Agent's Counsel...........................29
            7.1.2.   Material Change..........................................29
            7.1.3.   Perfected Liens..........................................29
            7.1.4.   Insurance................................................29
            7.1.5.   Laws.....................................................30
            7.1.6.   Certificate of Good Standing.............................30
            7.1.7.   Other Documents..........................................30
            7.1.8.   President's Certificate..................................30
            7.1.9.   Secretary's Certificate of Resolution and
                     Incumbency...............................................30
            7.1.10.  Pre-closing Expenses.....................................30
            7.1.11.  Pre-closing Reviews......................................30
8.   Representations And Warranties...........................................30
     8.1.   Financial Statements..............................................30
     8.2.   Non-Existence of Defaults.........................................31
     8.3.   Litigation........................................................31
     8.4.   Material Adverse Changes..........................................31
     8.5.   Title to Collateral...............................................31
     8.6.   Corporate Status..................................................31
     8.7.   Subsidiaries......................................................31
     8.8.   Power and Authority...............................................31
     8.9.   Place of Business.................................................32
     8.10.  Enforceability of the Loan Documents..............................32
     8.11.  Taxes.............................................................32
     8.12.  Compliance with Laws..............................................32
     8.13.  Consents..........................................................32
     8.14.  Purpose...........................................................32
     8.15.  Condition of the Business.........................................32
     8.16.  Capital...........................................................32
     8.17.  Location of Collateral............................................33
     8.18.  Real Property.....................................................33
     8.19.  Warranties and Representations-Accounts...........................33
     8.20.  Solvency..........................................................33
     8.21.  Business Locations; Agent for Process.............................33

     8.22.  Warranties and Representations-Inventory & Parts..................33
     8.23.  Reaffirmation.....................................................34
     8.24.  Survival of Representations and Warranties........................34
     8.25.  Year 2000 Compliance..............................................34
     8.26.  Perfected Liens...................................................35
9.   Borrower's Covenants.....................................................35
     9.1.   Affirmative Covenants.............................................35
            9.1.1.   Payment and Performance..................................35
            9.1.2.   Insurance................................................35
                     9.1.2.1.  Type of Insurance..............................35
                     9.1.2.2.  Requirements as to Insurance Policies..........35
                     9.1.2.3.  Collection of Claims...........................35
                     9.1.2.4.  Blanket Policies...............................36
                     9.1.2.5.  Delivery of Policies or Certificates
                               of Insurance...................................36
            9.1.3.   Collection of Receivables; Sale of Inventory.............36
            9.1.4.   Notice of Litigation and Proceedings.....................36
            9.1.5.   Payment of Debt to Third Persons.........................36
            9.1.6.   Notice of Change of Business Location....................36
            9.1.7.   Payment of Taxes.........................................36
            9.1.8.   Further Assurances ......................................36
            9.1.9.   Maintenance of Status....................................37
            9.1.10.  Financial Statements; Reporting Requirements;
                     Certification as to Events of Defaults...................37
            9.1.11.  Notice of Existence of Default...........................38
            9.1.12.  Compliance with Laws.....................................38
            9.1.13.  Maintenance of Collateral................................38
            9.1.14.  Collateral Records and Statements........................38
            9.1.15.  Inspection of Collateral.................................38
            9.1.16.  Landlord's Agreements....................................39
            9.1.17.  Year 2000................................................39
            9.1.18.  Reports..................................................39
                     9.1.18.1.     Monthly Reports............................39
                     9.1.18.2.     Other Reports..............................39
                     9.1.18.3.     Accuracy of Reports........................39
            9.1.19.  Reports. Continuing Requirements - Accounts..............39
     9.2.   Negative Covenants................................................40
            9.2.1.   Change of Name, Etc......................................40
            9.2.2.   Sale or Transfer of Assets...............................40
            9.2.3.   Encumbrance of Assets....................................40
            9.2.4.   Acquisition of Stock or Assets; New Subsidiaries.........40
            9.2.5.   False Certificates or Documents..........................40
            9.2.6.   Assignment...............................................40
            9.2.7.   Transactions with Affiliates.............................40
            9.2.8.   Loans by Borrower........................................40
            9.2.9.   Fiscal Year..............................................41
            9.2.10.  Total Debt...............................................41
            9.2.11.  Adverse Transactions.....................................41
            9.2.12.  Guaranties...............................................41
            9.2.13.  Bill-and-Hold Sales, Etc.................................41

            9.2.14.  Margin Securities........................................41
     9.3.   Financial Covenants...............................................42
            9.3.1.   Amounts..................................................42
            9.3.2.   Covenant Compliance Certificate..........................43
     9.4.   GAAP..............................................................43
10.  Rental Contracts.........................................................43
11.  Default/Remedies.........................................................44
12.  Sale Of Collateral.......................................................47
13.  Indemnifications; No Warranties..........................................47
14.  Administrative Agent And Lenders.........................................47
     14.1.  Appointment, Powers, and Immunities...............................48
     14.2.  Reliance by Administrative Agent..................................48
     14.3.  Employment of Administrative Agents and Counsel...................48
     14.4.  Defaults..........................................................49
     14.5.  Rights as Lender..................................................49
     14.6.  Indemnification...................................................49
     14.7.  Notification of Lenders...........................................49
     14.8.  Non-Reliance on Agent and Other Lenders...........................50
     14.9.  Resignation.......................................................50
15.  Other Terms..............................................................50
     15.1.  Amendment, Changes and Modification...............................50
     15.2.  Binding Effect....................................................51
     15.3.  Broker Fee........................................................51
     15.4.  Entire Agreement..................................................51
     15.5.  Headings..........................................................51
     15.6.  Incorporation by Reference........................................51
     15.7.  Interpretation....................................................52
     15.8.  Notices...........................................................52
     15.9.  No Third Party Beneficiary Rights and Reliance....................52
     15.10. Protection or Preservation of Collateral..........................52
     15.11. Relationship of the Parties.......................................52
     15.12. Severability......................................................52
     15.13. Maximum Interest..................................................52
     15.14. Survival..........................................................53
     15.15. Participations; Assignments.......................................53
            15.15.1. Permitted Assignments....................................53
            15.15.2. Register; Consequences and Effect of
                     Assignments..............................................54
            15.15.3. Administrative Agent to Retain Copies of
                     Assignments and Acceptances..............................55
            15.15.4. Notice to Borrower of Assignment.........................55
            15.15.5. Assignment to Federal Reserve Bank.......................55
            15.15.6. Information..............................................55
            15.15.7. Sale of Participations...................................55
     15.16. Counterparts......................................................55
     15.17. Information.......................................................55
     15.18. Release...........................................................56
     15.19. Miscellaneous.....................................................56
     15.20. Waivers by Borrower...............................................56
     15.21. NO ORAL AGREEMENTS................................................56
     15.22. Statutory Notice-Insurance........................................57

     15.23. Use of Counsel and Receipt of Agreement...........................57
     15.24. Facsimiles, Etc...................................................57
     15.25. Power of Attorney.................................................57
16.  Binding Arbitration......................................................58
     16.1.  Arbitrable Claims.................................................58
     16.2.  Administrative Body...............................................58
     16.3.  Discovery.........................................................59
     16.4.  Exemplary or Punitive Damages.....................................59
     16.5.  Confidentiality of Awards.........................................59
     16.6.  Prejudgment and Provisional Remedies..............................59
     16.7.  Attorneys' Fees...................................................59
     16.8.  Limitations.......................................................60
     16.9.  Survival After Termination........................................60
17.  Invalidity/Unenforceability Of Binding Arbitration.......................60
18.  Governing Law............................................................60

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMONG:   Deutsche Financial Services Corporation, a Nevada corporation, as administrative agent for itself and the other Lenders ("Administrative Agent"), DFS and the other Lenders listed on Exhibit 3 and the signature pages hereto;

AND:     Western Power & Equipment Corp., a Delaware corporation;

AND:     Western Power & Equipment Corp., an Oregon corporation (collectively,
"Borrower").

EFFECTIVE DATE: June 30, 1999

                                    RECITALS

     A. Borrower and DFS (not in its capacity as a Lender hereunder) entered into a Loan and Security Agreement dated as of June 5, 1997 (as amended from time to time, the "Prior Loan Agreement"), pursuant to which DFS (not in its capacity as a Lender hereunder) made available to Borrower a revolving credit facility and floorplan facility in the aggregate principal amount of $75,000,000 (the "Prior Loan").

     B. In connection with the Prior Loan Agreement and to secure the obligations thereunder, Borrower executed and delivered certain other documents and agreements (collectively, the "Prior Loan Documents").

     C. Borrower has requested additional loans.

     D. DFS has informed Borrower that Borrower's request can be accommodated through a syndicated group of financial institutions, including, DFS as a Lender, with DFS acting as Administrative Agent, upon and subject to certain terms and conditions to which Borrower has agreed and which are fully contained herein.

     E. This Agreement amends, and restates, and Borrower expressly states that it does not constitute an extinguishment or novation of, the Prior Loan Agreement. This Agreement and each document executed in connection herewith, does not evidence or effect a refinancing of the Prior Loan, or a waiver of Borrower's obligation to reimburse DFS therefor or as otherwise set forth in the Prior Loan Agreement. In addition, this Agreement does not evidence under any circumstances a release or relinquishment of the priority of any or all of the Liens and security interests of DFS or Administrative Agent in any assets of Borrower.

                                    AGREEMENT

1. Joint And Several Liability. Each Borrower shall be jointly and severally liable with the other Borrower for the Obligations of each other Borrower hereunder; each Borrower shall be obligated and responsible for the performance of each other Borrower hereunder; and a Default by a Borrower shall be a Default by the other Borrower. Each reference to the term "Borrower" shall be deemed a reference to both Borrowers as if each Borrower was named individually. Each Borrower waives: (a) any right of contribution from the other Borrower until all of the Obligations has been paid in full in cash; (b) any right to require Administrative Agent to institute any action or suit to exhaust Administrative Agent's rights and remedies against any Collateral or any Borrower before proceeding against such Borrower; and (c) any obligation of Administrative Agent to marshall any assets in favor of any Borrower. For so long as the Obligations remain outstanding and any of the Aggregate Loan Commitment or Swingline Commitment remains in effect, each Borrower hereby covenants and agrees, and hereby grants to the other Borrower, an absolute and irrevocable power of attorney coupled with interest, to (a) execute and deliver any borrowing base certificates, (b) certify the financial statements of Borrower, (c) request Loans and execute and deliver written requests for Loans, and (d) make any other deliveries required to be delivered periodically hereunder to Administrative Agent and/or any Lender. Administrative Agent may proceed directly against either Borrower, both Borrowers, any Guarantor, all of the foregoing, or any one of the foregoing or any combination of the foregoing, without first proceeding against Borrower, or without joining all Persons liable or potentially liable for any portion of the Obligations in one action. Each Borrower unconditionally agrees to the Recitals to this Agreement, which are substantive in nature and are incorporated herein.

2. Definitions. Terms defined in this Agreement shall have initial capital letters. Those terms are defined below, in this Section 2, and elsewhere in this Agreement. All financial and accounting terms used herein and not otherwise defined, shall be defined in accordance with GAAP.

     "AAA" shall have the meaning set forth in Section 16.2.

     "Account Debtor" shall mean any Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account, general intangible or other Collateral.

     "Accounts" shall have the meaning given to that term in the UCC, and, to the extent not included therein, shall also mean all accounts, leases, contract rights, chattel paper, general intangibles, choses in action and instruments, including any Lien or other security interest that secures or may secure any of the foregoing, plus all books, invoices, documents and other records in any form evidencing or relating to any of the foregoing, now owned or hereafter acquired by Borrower, in each case arising only from Eligible Inventory.

     "ACH" shall have the meaning set forth in Section 5.3.

     "Administrative Agent" is defined in the introductory paragraph to this Agreement.

     "Affiliates" shall mean: (i) any individual who is an officer or director of a Person; and (ii) any Person who directly or indirectly controls, is controlled by, or is under common control or ownership with, another Person. For the purposes of this definition, the term "control" shall mean the ownership of or the ability to direct or control 10% or more of the beneficial interest in the applicable entity.

     "Agreement" shall mean this Amended and Restated Loan and Security Agreement, as amended, modified, restated or replaced from time to time.

     "Aggregate Loan Commitment" shall have the meaning as set forth in Section 3.1.

     "Blocked Account" shall have the meaning set forth in Section 3.17.

     "Borrowing Base" shall mean, as of any date of determination, an amount equal to the sum of: (a) the Eligible Account Availability; plus (b) the Eligible Inventory Availability; plus (c) Eligible Parts Availability; plus (d) the invoice price of all Floorplan Inventory; minus (e) the principal amount of Debt (but excluding the Loans) owed to any Person which such Debt is secured by a Lien on an asset of Borrower.

     "Borrowing Base Certificate" shall have the meaning set forth in Section 3.3.1.

     "Business" shall mean the sale and leasing/renting of construction equipment.

     "Business Day" shall mean any day other than Saturdays, Sundays, legal holidays designated by Federal law, and any other day on which Administrative Agent's' office is closed.

     "Capital Expenditure" shall mean any amount debited to the fixed asset account on the consolidated balance sheet of Borrower and its Subsidiaries in respect of (a) the acquisition (including, without limitation, acquisition by entry into a capitalized lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in clause (a), materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP).

     "Collateral" shall mean all items described in Section 6.1.

     "Cost" shall mean the original acquisition price of whole goods Inventory plus applicable freight, reasonable capitalized costs, and costs of serialized attachments connected to Inventory.

     "Daily Contract Balance" is the amount of outstanding principal of the Revolving Credit Loans plus the Swingline Loan as of 12:00 p.m. (St. Louis time) on each day (including the amount of all Electronic Transfers) after Administrative Agent has credited payments which it has received on the Swingline Loan and the Revolving Credit Loans.

     "Daily Floorplan Balance" is the amount of outstanding principal amount of the Floorplan Inventory Loans as of 12:00 p.m. (St. Louis time) on each day (including the amount of all Electronic Transfers) after Administrative Agent has credited payments which it has received on the Floorplan Inventory Loans.

     "Date Sensitive Functions" shall have the meaning set forth in Section 8.25.1.

     "Debt" shall have the meaning set forth in Section 9.3.

     "Default" shall have the meaning set forth in Section 11.

     "Default Interest Rate" shall have the meaning set forth in Section 3.11.

     "Defaulting Lender" shall have the meaning set forth in Section 5.2.

     "DFS" shall mean Deutsche Financial Services Corporation in its individual capacity as a Lender hereunder, and it successors and assigns.

     "Direct Used Inventory" shall mean all whole goods Inventory originally purchased by Borrower directly from the manufacturer thereof which show more than two hundred fifty (250) hours of usage.

     "Disputes" shall have the meaning set forth in Section 16.1.

     "Dollars" and the sign" $" shall mean lawful money of the United States of America.

     "EBITDA" shall have the meaning set forth in Section 9.3.

     "Effective Date" shall mean the date set forth in the introductory paragraph of this Agreement.

     "Electronic Transfers" shall have the meaning set forth in Section 5.3.

     "Eligible Accounts" shall mean all Accounts that are not Ineligible
Accounts.

     "Eligible Account Availability" shall have the meaning set forth in Section 3.3.1.

     "Eligible Assignee" shall mean (i) a Lender (including any successor by merger); (ii) an Affiliate of a Lender; and (iii) subject to Section 15.15.1.1, any other Person approved by the Administrative Agent; provided, however, that neither the Borrower, Guarantor nor an Affiliate of the Borrower or Guarantor shall qualify as an "Eligible Assignee."

     "Eligible Direct Used Inventory" shall mean Borrower's Direct Used Inventory that is owned by Borrower free and clear of all Liens, security interests and encumbrances of any third parties, except for the Permitted Liens, that is not obsolete or unmerchantable, that is in good and salable condition that conforms to the representations and warranties of Section 8.22 of this Agreement, and which Administrative Agent deems, in its sole discretion, to be acceptable for financing.

     "Eligible Indirect Used Inventory" shall mean Borrower's Indirect Used Inventory that is owned by Borrower free and clear of all Liens, security interests and encumbrances of any third parties, except for the Permitted Liens, that is not obsolete or unmerchantable, that is in good and salable condition that conforms to the representations and warranties of Section 8.22 of this Agreement, and which Administrative Agent deems, in its sole discretion, to be acceptable for financing.

     "Eligible Inventory" means any or all of Borrower's: (i) Eligible New Inventory, (ii) Eligible Rental Inventory, and (iii) Eligible Used Inventory as defined herein.

     "Eligible Inventory Availability" shall mean the aggregate of: (i) the Eligible New Inventory Availability, plus (ii) the Eligible Rental Inventory Availability, plus (iii) the Eligible Used Inventory Availability.

     "Eligible New Inventory" shall mean Borrower's new whole goods and unused whole goods Inventory, showing usage of two hundred fifty (250) hours or less, and new and unused serialized attachments, held for sale but not rental or lease that is owned by Borrower free and clear of all Liens, security interests and encumbrances of any third parties, except for the Permitted Liens, that is not obsolete or unmerchantable, that is in good, new and salable condition that conforms to the representations and warranties of Section 8.22 of this Agreement, and which Administrative Agent deems, in its sole discretion, to be acceptable for financing.

     "Eligible New Inventory Availability" shall have the meaning set forth in
Section 3.3.2

     "Eligible Parts Availability" shall have the meaning set forth in Section 3.3.5.

     "Eligible Parts Inventory" shall mean all Parts owned by Borrower free and clear of all Liens, security interests and encumbrances of any third parties, except for the Permitted Liens, that are in good, new and salable condition and that do conform to the representations and warranties of Section 8.22 of this Agreement and that are not Ineligible Parts, and which Administrative Agent deems, in its sole discretion, to be acceptable for financing.

     "Eligible Rental Inventory" shall mean Borrower's whole goods Inventory (other then Used Inventory) held for, or out on, rental or lease as of the date of any Loan or advance by DFS against such Inventory that is owned by Borrower free and clear of all Liens, security interests and encumbrances of any third parties, except for the Permitted Liens, that is not obsolete or unmerchantable, that is in good, new and salable condition that conforms to the representations and warranties of Section 8.22 of this Agreement, and which Administrative Agent deems, in its sole discretion, to be acceptable for financing.

     "Eligible Rental Inventory Availability" shall have the meaning set forth in Section 3.3.3.

     "Eligible Used Inventory Availability" shall have the meaning set forth in
Section 3.3.4.

     "Environmental Law" shall mean the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other statute, law, rule or regulation, or judgement award or decree of any governmental authority pertaining to environmental quality or remediation of Hazardous Material.

     "Equipment" shall have the meaning as given to that term in the UCC, and, to the extent not included therein, shall also mean all equipment, machinery, trade fixtures, furnishings, furniture, supplies, materials, tools, machine tools, office equipment, appliances, apparatus, parts and all attachments, replacements, substitutions, accessions, additions and improvements to any of the foregoing.

     "FAA" shall have the meaning set forth in Section 16.5.

     "Federal Funds Rate" shall mean for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

     "Fed Wire" shall have the meaning set forth in Section 5.3.

     "Financial Covenants" shall have the meaning set forth in Section 9.3.

     "First Funding Date" shall have the meaning set forth in Section 7.1.

     "Floorplan Documents" shall mean any and all documents and agreements by and between or by and between Administrative Agent and any vendor of Inventory with respect to Lenders' financing of Floorplan Inventory from such vendors, entered into from time to time, as any such document or agreement may be amended, modified, restated or replaced from time to time.

     "Floorplan Inventory" shall mean Inventory the acquisition of which was financed by Lenders for Borrower from vendors approved by Administrative Agent in Administrative Agent's sole discretion pursuant to Section 3.2, with whom Administrative Agent has executed Floorplan Documents.

     "Floorplan Inventory Loan" shall have the meaning set forth in Section
3.2.1.

     "Floorplan Loan Limit" shall have the meaning set forth in Section 3.2.1.

     "Floorplan Period" shall have the meaning set forth in Section 3.2.2.

     "GAAP" shall mean generally accepted accounting principles of the United States, consistently applied.

     "Guarantor" shall mean a guarantor of any of the Obligations.

     "Impositions" shall have the meaning set forth in Section 3.15.2

     "Indemnified Liabilities" shall have the meaning set forth in Section 13.

     "Indemnitees" shall have the meaning set forth in Section 13.

     "Indirect Used Inventory" shall mean all whole goods Inventory, whether held for sale, rental or lease, which was purchased by Borrower from a third party other than the manufacturer thereof or traded to Borrower toward the purchase of another unit of Inventory, but is not Direct Used Inventory.

     "Ineligible Accounts" shall mean: (a) Accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made more than thirty (30) days from date of sale; (b) Accounts unpaid more than ninety (90) days from date of invoice; (c) all Accounts of any Account Debtor if fifty percent (50%) or more of the outstanding balance of such Accounts are unpaid more than ninety (90) days from the date of invoice; (d) Accounts for which the Account Debtor is an officer, director, shareholder, partner, member, owner, employee, agent, parent, Subsidiary, or Affiliate of, or is related to, Borrower or has common shareholders, officers, directors, owners, partners or members with Borrower; (e) consignment sales; (f) Accounts for which the payment is or may be conditional; (g) Accounts for which the Account Debtor is not a commercial or institutional entity or is not a resident of the United States or Canada; (h) Accounts with respect to which any warranty or representation provided in Section 8.19 is not true and correct; (i) Accounts which represent goods used for demonstration purposes or loaned by Borrower to another party;
(j) Accounts which are progress payment, barter, or contra accounts; and (k) any and all other Accounts which Administrative Agent deems to be ineligible.

     "Ineligible Parts" shall means Parts: (a) against which any balance is owed thereon to any manufacturer or supplier thereof; (b) that are included in any work-in-process; (c) which are Obsolete Parts; (d) not owned by Borrower free and clear of all Liens, security interests and encumbrances of any third parties, except for the Permitted Liens, that are not in good, new and salable condition or that do not conform to the representations and warranties of
Section 8.22 of this Agreement; or (e) which Administrative Agent deems to be ineligible in its sole discretion.

     "Intangibles" shall have the meaning set forth in Section 9.3.

     "Inventory" shall have the meaning given to that term in the UCC, and, to the extent not included therein, shall also mean all of Borrower's merchandise, materials, whole goods, finished goods, work-in process, component materials, packaging, shipping materials, parts and other tangible personal property, now owned or hereafter acquired and held for sale or lease or which contribute to the finished products or the sale, lease, promotion, storage and shipment thereof, whether located at facilities owned or leased by Borrower, or in the course of transport to or from facilities owned or leased by Borrower.

     "Law" shall mean any statute, law, rule or regulation, or judgment award or decree of any governmental authority.

     "Lender Companies" shall have the meaning set forth in Section 16.1.

     "Lien" shall mean any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of lessors under capitalized leases and the interest of a vendor under any conditional sale or other title retention agreement), reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting any of Borrower's property.

     "Loan" shall mean any advance made to or for the benefit of Borrower pursuant to this Agreement, including but not limited to any Swingline Advance, Floorplan Inventory Loan and any Revolving Credit Loan.

     "Loan Documents" shall mean all documents executed by Borrower pursuant to any financial accommodation between or among, as the case may be, Borrower, Administrative Agent and/or the Lenders and all documents entered into, in each case, in connection with the transactions herein contemplated. The term "Loan Documents" includes, but is not limited to, this Agreement, the Floorplan Documents (even though not executed by Borrower), all Prior Loan Documents to the extent assigned to Administrative Agent by DFS (not in its capacity as Lender hereunder), all intercreditor agreements entered into in connection with the Prior Loan Documents to the extent assigned by DFS (not in its capacity as Lender hereunder) to Administrative Agent, all financing statements, all pledges, mortgages, deeds of trust, leasehold mortgages, security agreements, guaranties, assignments, subordination agreements, and any future or additional documents or writings executed under the terms of this Agreement, as any of the foregoing may be amended, modified, restated or replaced from time to time.

     "Lock Box" shall have the meaning set forth in Section 3.17.

     "Maturity Date" shall have the meaning set forth in Section 4.1.

     "Maximum Available Amount" shall have the meaning set forth in Section
3.4.2.

     "Modified Prime Rate" shall mean the Prime Rate (which will fluctuate as described herein) plus the applicable Prime Increment determined from time to time as provided in Section 3.6.1.

     "Monthly Reports" shall have the meaning given in Section 9.1.18.

     "Net Book Value" shall mean the lesser of (a) Borrower's actual acquisition cost, and (b) Borrower's actual acquisition cost, net of accumulated depreciation.

     "Note" shall mean any note delivered to a Lender as required hereunder to evidence Borrower's obligation to repay such Lender's Revolving Credit Loan, and any note delivered to Administrative Agent as required hereunder to evidence Borrower's obligation to repay the Swingline Loan, in each case as amended, modified, restated, or replaced from time to time.

     "Obligations" shall mean all liabilities and Debt of any kind and nature whatsoever now or hereafter arising, owing, due or payable from Borrower (and/or any of its Subsidiaries and Affiliates) or any Guarantor to the Administrative Agent and/or any of the Lenders, including, without limitation, all Revolving Credit Loans, Floorplan Inventory Loans, and Swingline Loans, whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, secured or unsecured, or whether arising under the Prior Loan Agreement, the Prior Loan Documents, this Agreement, any other Loan Document or any other agreement now or hereafter executed by Borrower (or any of its Subsidiaries or Affiliates) and delivered to Administrative Agent for the benefit of the Lenders. Obligations will include, without limitation, any third party claims against Borrower (or any of its Subsidiaries or Affiliates) satisfied or acquired by the Lenders. Obligations will also include all obligations of Borrower to pay to the Administrative Agent: (a) any and all sums reasonably advanced by the Administrative Agent to preserve or protect the Collateral or the value of the Collateral or to preserve, protect, or perfect Administrative Agent's Liens and security interests in the Collateral for the benefit of the Lenders in the Collateral; (b) in the event of any proceeding to enforce the collection of the Obligations after a Default, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or expenses of any exercise by Administrative Agent of its rights, together with reasonable attorneys' fees, expenses of collection and court costs, as provided in the Loan Documents; (c) any other indebtedness or liability of Borrower to Administrative Agent, whether direct or indirect, absolute or contingent, now or hereafter arising, related to or connected to this Agreement, the other Loan Documents, or the transactions contemplated hereby; and (d) the reasonable fees, costs and expenses incurred by Administrative Agent in connection with amendments, modifications, or waivers of this Agreement and the other Loan Documents.

     "Obsolete Parts" shall mean all Parts which are non-returnable to the manufacturer, seller or supplier of any such Parts.

     "Orderly Liquidation Value" shall mean the amount that is reasonably likely to be received upon an orderly, negotiated sale in which time is not a factor, as determined by an annual appraisal, if any, with respect to any particular item of Inventory.

     "Other Reports" shall have the meaning set forth in Section 9.1.18.

     "Parts" shall mean all service and repair parts.

     "Permitted Liens" shall mean: (a) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate action and as to which adequate reserves shall have been set aside in conformity with GAAP and which are, in addition, satisfactory to Administrative Agent in its reasonable discretion; (b) Liens of mechanics, materialmen, landlords, warehousemen, carriers and similar Liens arising in the future in the ordinary course of business for sums not yet delinquent, or being contested in good faith if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor and which are, in addition, satisfactory to Administrative Agent in its reasonable discretion; (c) statutory Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security, and similar items for sums not yet delinquent or being contested in good faith, if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor and which are, in addition, satisfactory to Administrative Agent in its reasonable discretion; (d) lessor's Liens arising from operating leases entered into in the ordinary course of business; (e) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings, appropriate reserves have been established therefor in accordance with GAAP and which are, in addition, satisfactory to Administrative Agent in its reasonable discretion, and so long as execution is stayed and bonded on appeal on all judgments resulting from any such proceedings; (f) Liens, acceptable to Administrative Agent, in favor of other of Borrower's secured parties, to the extent Administrative Agent has received an intercreditor/subordination agreement in form and substance acceptable to Administrative Agent, in Administrative Agent's sole discretion, from such other secured party; and (g) Liens in favor of Administrative Agent for the benefit of the Lenders granted hereunder.

     "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization, and a government or any department or agency thereof.

     "Prime Increment" shall have the meaning set forth in Section 3.6.1 hereof.

     "Prime Rate" shall mean a fluctuating interest rate per annum equal to the highest of the prime, base or reference rates of interest announced publicly from time to time (whether or not charged in each instance) by The Chase Manhattan Bank (or any successor thereof) as such bank's prime, base, or reference rate. Such Prime Rate will change and take effect on the day when such change is announced. If The Chase Manhattan Bank discontinues the practice of announcing or publishing a prime, base or reference rate during the term of this Agreement, then Administrative Agent may, in its reasonable judgment, designate a comparable bank and/or publicly announced rate to be thereafter used as a basis for determining Prime Rate. Borrower acknowledges that The Chase Manhattan Bank, any Lender or Administrative Agent may extend credit at rates of interest less than such announced prime, base or reference rate, such rate may not be the lowest rate of interest charged by such institution, Administrative Agent, or any Lender to its respective customers, and such rate is merely a reference rate.

     "Prior Loan" shall have the meaning set forth in the Recitals hereto.

     "Prior Loan Agreement" shall have the meaning set forth in the Recitals hereto.

     "Proceeds" means everything received upon the sale, lease, rental, transfer to a third party or other disposition of Collateral.

     "Pro Rata Share" is defined in Section 3.1.

     "Register" shall have the meaning set forth in Section 15.15.2.

     "Rental Contracts" shall have the meaning set forth in Section 10.

     "Required Lenders" at any time, means any one or more Lenders whose shares in the aggregate of (i) the Aggregate Loan Commitment, or (ii) if the Aggregate Loan Commitment has been terminated, the outstanding Loans, at the relevant time, equal or exceed Fifty and One Tenth of One percent (50.1000%).

     "Revolving Credit Loan" shall have the meaning set forth in Section 3.3.

     "Settlement Date" shall have the meaning set forth in Section 5.7.3.

     "Statement of Transaction" shall mean a written disclosure sent by Administrative Agent to Borrower which sets forth, among other things, for each item of Floorplan Inventory and the underlying Floorplan Inventory Loan with respect to such Floorplan Inventory: the interest-free period to Borrower, if any; the annual percentage rate of interest, if any; the Floorplan Period; the required reductions in principal, if any; and other applicable financing terms, if any.

     "Subordinated Debt" shall have the meaning set forth in Section 9.3.

     "Subsidiaries" shall mean any corporation other than Borrower in which a Person owns or controls greater than 50% of the voting securities, or any partnership or joint venture in which a Person owns or controls greater than 50% of the aggregate equitable interest. The term "Subsidiary" means any one of the Subsidiaries.

     "Swingline Advance" shall mean an advance by Administrative Agent to Borrower under the Swingline Commitment.

     "Swingline Commitment" shall mean the commitment of Administrative Agent as stated in Section 3.4 to make Swingline Advances.

     "Swingline Loan" shall mean the from time to time outstanding principal balance of all Swingline Advances.

     "Tangible Net Worth" shall have the meaning set forth in Section 9.3.

     "Tax" shall mean as to any Person, any tax, duty, impost, deduction, charges, withholdings, assessment, fee, or other charge levied by a governmental authority (and all liabilities associated therewith) on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

     "Timely Basis" shall have the meaning set forth in Section 8.25.1.

     "Total Revolving Credit Limit" shall have the meaning set forth in Section 3.3.

     "UCC" shall mean the Uniform Commercial Code as in effect in the States where Collateral is located, including without limitation, the States of Oregon, Washington, Nevada, California and Alaska, as applicable to each item of Collateral located in any such State, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

     "Unmatured Default" shall mean any event which, but for the passage of time or notice, or both, would be a Default.

     "Used Inventory" shall mean all Borrower's Direct Used Inventory and Indirect Used Inventory.

     "Value" shall mean: (a) with respect to Eligible New Inventory, the lesser of (1) a percent of Net Book Value and (2) a percent of Orderly Liquidation Value, as follows:

                          ELIGIBLE NEW INVENTORY VALUE

                                          Lesser of
                       -------------------------------------------------
      Age                Percent of                    Percent of
     (Months)          Net Book Value          Orderly Liquidation Value
     --------          --------------          -------------------------
     0 - 6                  100%                          93%
     7 - 12                  90%                          93%
     13 - 18                 85%                          93%
     19 - 24                 80%                          93%
     25+                     40%                          93%

     (b) with respect to Eligible Rental Inventory, the lesser of (1) Ninety percent (90%) of Borrower's Net Book Value and (2) Ninety-three percent (93%) of Orderly Liquidation Value;

     (c) with respect to Eligible Direct Used Inventory, the lesser of (1) a percent of Net Book Value and (2) a percent of Orderly Liquidation Value, as follows:

                      ELIGIBLE DIRECT USED INVENTORY VALUE

                                          Lesser of
                       -------------------------------------------------
      Age                Percent of                    Percent of
     (Months)          Net Book Value          Orderly Liquidation Value
     --------          --------------          -------------------------
     0 - 12                 91%                           93%
     13 +                   80%                           93%

     (d) with respect to Eligible Indirect Used Inventory, the lesser of (1) a percent of Net Book Value, and (2) Orderly Liquidation Value, as follows:

                     ELIGIBLE INDIRECT USED INVENTORY VALUE

                       -------------------------------------------------
      Age                Percent of                    Percent of
     (Months)          Net Book Value          Orderly Liquidation Value
     --------          --------------          -------------------------
     0 - 12                 91%                           93%
     13+                    75%                           93%

     (e) with respect to Eligible Parts, the Net Book Value thereof.

     "Year 2000 Compliant" shall have the meaning set forth in Section 8.25.

3.   Credit Facility.

     3.1. Aggregate Loan Commitment; Purchase of Prior Loan on Effective Date. In consideration of Borrower's payment and performance of its Obligations and subject to the terms and conditions contained in this Agreement, each Lender commits to make available to Borrower, from the Effective Date to the Maturity Date, unless sooner terminated as provided herein, such Lender's pro-rata share (as listed on Exhibit 3 hereto) of an "Aggregate Loan Commitment" of Seventy Five Million Dollars ($75,000,000.00) (each being a "Pro-Rata Share"; and if the Aggregate Loan Commitment is terminated for any reason, then the "Pro-Rata Share" of each Lender shall be each Lender's pro rata share of the Aggregate Loan Commitment immediately prior to the termination of the Aggregate Loan Commitment). The Aggregate Loan Commitment shall be available for Revolving Credit Loans and Floorplan Inventory Loans, and at no time shall the sum of the outstanding Swingline Loans, Revolving Credit Loans and Floorplan Inventory Loans exceed the Aggregate Loan Commitment. Subject to the limitations herein, payments and prepayments that are applied to reduce the Revolving Credit Loans and Floorplan Inventory Loans may be reborrowed through Revolving Credit Loans and/or Floorplan Inventory Loans. Borrower shall not be entitled at any time to reduce the amount of any of the Aggregate Loan Commitment. This is an agreement regarding the extension of credit (i) for business purposes and not for consumer purposes, and (ii) not for the provision of goods or services. On the Effective Date, each Lender shall purchase from DFS, without deduction or setoff of any kind, its Pro Rata Share in the outstanding Prior Loan in such amounts as directed by the Administrative Agent pursuant to Fed Wire transfer. Upon completion of each such purchase from DFS by each Lender of its Pro Rata Share of the Prior Loan, Administrative Agent will reflect such transactions on its books and records relating to the Loans. Borrower hereby acknowledges and agrees to the foregoing purchases. Orderly Liquidation Value of any item of Inventory shall be determined only with respect to those items of Inventory included in the most recent annual appraisal.

     3.2. Floorplan Inventory Loans.

          3.2.1. Floorplan Loan Limit. Subject to the terms of this Agreement, so long as no Default exists and so long as there are Floorplan Documents in effect (free from breach or default by any party thereto, as determined by Administrative Agent) with respect to the vendor of such Inventory from whom Borrower intends to purchase Inventory, each Lender commits to make available to Borrower its Pro-Rata Share of financing for Floorplan Inventory, including Floorplan Inventory in transit from the vendor of such Inventory, for the actual invoice cost of such Inventory thereof plus inbound freight thereon (each advance being a, and the aggregate of all such advances being the, "Floorplan Inventory Loan") by funding such Lender's Pro-Rata Share of Floorplan Inventory Loans made from time to time by Administrative Agent as provided herein, up to an aggregate unpaid principal amount at any time not to exceed (i) the lesser of
(a) Ten Million Dollars ($10,000,000), and (b) the Borrowing Base, minus (ii) at such time, the sum of the principal amount of (a) the outstanding Revolving Credit Loans, and (b) any outstanding Floorplan Inventory Loans ("Floorplan Loan Limit"). Lenders may, however, at any time and without notice to Borrower, upon the determination of Administrative Agent or the direction of the Required Lenders, elect not to finance any Inventory sold by particular vendors who are in default of their obligations to Administrative Agent with respect to the Floorplan Documents, or otherwise in default of their obligations to Administrative Agent or a Lender. Administrative Agent may at any time, upon the direction of the Required Lenders, suspend or terminate the relationship or approval of any vendor. Administrative Agent will use reasonable efforts to attempt to give Borrower prior notice of such suspension or termination. A request for a Floorplan Inventory Loan shall be made or shall be deemed to be made, as provided in Section 5.1 hereof.

          3.2.2. Floorplan Repayment Terms. Borrower will immediately pay Administrative Agent for the benefit of the Lenders the principal Debt owed the Lenders on each item of Floorplan Inventory financed on the earliest occurrence of any of the following events: (a) when such Floorplan Inventory is lost, stolen or damaged to the extent that such loss, theft or damage is not adequately insured under an insurance policy which names Administrative Agent as loss payee for the benefit of the Lenders; (b) when such Floorplan Inventory is sold, transferred to a third party, leased, otherwise disposed of or when the Floorplan Period expires; or (c) when such Inventory is no longer eligible for floorplan financing under the terms of any Statement of Transaction or Floorplan Document, as applicable (such period being

"Floorplan Period"). If Borrower from time to time is required to make immediate payment of any past due obligation discovered during any Inventory review, or at any other time, Borrower agrees that acceptance of such payment by Administrative Agent shall not be construed to have waived or amended the terms of its financing program. Any third party discount, rebate, bonus or credit granted to Borrower for any Inventory will not reduce the Obligations Borrower owes until Administrative Agent has received payment therefor in cash. Borrower will: (1) repay the Lenders even if any Inventory is defective or fails to conform to any warranties extended by any third party; (2) not assert against Administrative Agent or the Lenders any claim or defense Borrower has against any third party; and (3) indemnify and hold Administrative Agent and the Lenders harmless against all claims and defenses asserted by any buyer of the Inventory relating to the condition of, or any representations regarding, any of the Inventory. Borrower waives all rights of offset and counterclaims Borrower may have against Administrative Agent and the Lenders.

          3.2.3. Floorplan Documents. Notwithstanding anything contained herein or in any other Loan Document to the contrary, at no time shall Borrower or any Lender (or any Person acting on behalf of Borrower or a Lender) have a right to obtain, review, or receive originals or copies or summaries (regardless of medium of storage) of any of the Floorplan Documents. Borrower and each Lender agrees that, in the event that Borrower or such Lender shall receive a copy or summary of any Floorplan Document in contravention to this Section, it shall promptly upon receipt thereof, without making any copy or summary of any such Floorplan Document, forward such Floorplan Document to Administrative Agent with a statement from an officer of Borrower or such Lender, as appropriate, stating
(i) that Borrower's or such Lender, as appropriate, has not retained any copy or summary of any such Floorplan Document, and (ii) the facts surrounding Borrower or such Lender's, as appropriate, receipt of any such Floorplan Document. This Section shall not apply to a Lender while such Lender is also the Administrative Agent.

     3.3. Revolving Credit Loans. Subject to the terms of this Agreement, for so long as no Default exists, each Lender commits to make available to Borrower its Pro-Rata Share of the Aggregate Loan Commitment as a revolving loan (each advance being a, and the aggregate of all advances being the, "Revolving Credit Loan") by funding such Lender's Pro-Rata Share of Revolving Credit Loans made from time to time by Administrative Agent as provided herein, on Eligible Accounts, Eligible New Inventory, Eligible Rental Inventory, Eligible Used Inventory and Eligible Parts, up to an aggregate unpaid principal amount at any time not to exceed, at such time (a) the lesser of (i) the Borrowing Base, or
(ii) the Aggregate Loan Commitment, minus (b) the sum of the principal amount of
(i) the outstanding Floorplan Inventory Loans, (ii) the outstanding Swingline Loan, and (iii) any outstanding Revolving Credit Loans ("Total Revolving Credit Limit"). A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, as provided in Section 5.1 hereof. Each Borrowing Base Certificate shall be consistent with the definition of Borrowing Base as defined herein.

          3.3.1. Eligible Accounts. On receipt of each Borrowing Base Certificate initially in the form set forth on Exhibit 3.3, and, thereafter, in such form as Administrative Agent may require from time to time, together with such supporting information as Administrative Agent may require from time to time (the "Borrowing Base Certificate"), Administrative Agent will treat as eligible eighty-five percent (85%) of the net amount of the Eligible Accounts which are listed in such Borrowing Base Certificate ("Eligible Account Availability"). For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, discounts (which may, at Administrative Agents' option, be calculated on shortest terms), credits, rebates, allowances, or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding, or payable in connection with such Accounts at such time.

          3.3.2. Eligible New Inventory. On receipt of each Borrowing Base Certificate, Administrative Agent will treat as eligible the Value of Borrower's Eligible New Inventory listed in such Borrowing Base certificate ("Eligible New Inventory Availability").

          3.3.3. Eligible Rental Inventory. On receipt of each Borrowing Base Certificate, Administrative Agent will treat as eligible the Value of Borrower's Eligible Rental Inventory listed in such Borrowing Base certificate ("Eligible Rental Inventory Availability").

          3.3.4. Eligible Used Inventory. On receipt of each Borrowing Base Certificate, Administrative Agent will treat as eligible the lesser of (1) the sum of (a) the Value of Borrower's Eligible Direct Used Inventory plus (b) the Value of Borrower's Eligible Indirect Used Inventory, and (2) 25% of the sum of
(a) the Value of Borrower's Eligible New Inventory, (b) the Value of Borrower's Eligible Rental Inventory, (c) the Value of Borrower's Eligible Direct Used Inventory, and plus (d) the Value of Borrower's Eligible Indirect Used Inventory (such lesser amount being called the "Eligible Used Inventory Availability").

          3.3.5. Eligible Parts. On receipt of each Borrowing Base Certificate, Administrative Agent will treat as eligible the lesser of (a) fifty percent (50%) of the Value of Eligible Parts, and (b) Five Million Dollars ($5,000,000.00) (such lesser amount being called the "Eligible Parts Availability").

     3.4. Swingline Advances.

          3.4.1. In order to reduce the frequency of fundings of Revolving Credit Loans and Floorplan Inventory Loans by Lenders, but subject to the limitations herein, Administrative Agent may (provided an advance request as required by Section 5.1. is received by Administrative Agent) in its absolute discretion make Swingline Advances to Borrower from time to time from the Effective Date to the Maturity Date. Swingline Advances will be deemed Revolving Credit Loans or Floorplan Inventory Loans, as requested by Borrower or as otherwise provided herein. Subject to the limitations herein, payments and prepayments that are applied to reduce the Swingline Loan may be reborrowed through subsequent Swingline Loans. Administrative Agent may terminate the foregoing Swingline Commitment at any time in its absolute discretion.

          3.4.2. Administrative Agent shall not be obligated to make any particular Swingline Loan, the making of any particular Swingline Loan at any particular time being absolutely discretionary. In any event, no Swingline Loan will be made on or after the Maturity Date, and no Swingline Loan will be made which would result in the Swingline Loan exceeding the Maximum Swingline Amount. Administrative Agent may, however, in its absolute discretion make such Swingline Loans, but shall not be deemed by doing so to have increased the Maximum Swingline Amount and shall not be obligated to make any such Swingline Loan thereafter. Administrative Agent will not, without the prior consent (which shall be given in writing and which may be given by facsimile) of each Lender, knowingly make any Swingline Loan which would cause the aggregate amount of the outstanding Swingline Loans plus the Revolving Credit Loans plus the Floorplan Inventory Loans to exceed the Total Revolving Credit Limit, the Floorplan Loan Limit or the Aggregate Loan Commitment as of such date immediately prior to the making of any such Swingline Loan (the "Maximum Available Amount"). The Maximum Swingline Amount on any date for any Swingline Loan shall be a Dollar amount equal to the lesser of (i) Ten Million Dollars ($10,000,000), or (ii) an amount equal to the Maximum Available Amount as of such date minus the sum of the aggregate outstanding Revolving Credit Loan and the aggregate outstanding Floorplan Inventory Loan immediately prior to the making of such Swingline Loan.

     3.5. Mandatory Prepayment. If at any time and for any reason the aggregate amount of outstanding Revolving Credit Loans exceeds the Borrowing Base, or the aggregate Loans exceed the Aggregate Loan Commitment, Borrower will, immediately upon demand, make a payment in the amount of the excess to Administrative Agent for the account of Administrative Agent on the Swingline Loan and Lenders on the aggregate Loans. In addition, Borrower shall immediately pay Administrative Agent on demand as set forth in the preceding sentence whatever sums may be necessary from time to time to remain in compliance with the Floorplan Loan Limit and/or the Total Revolving Credit Limit, as such limits may change from time to time, including, without limitation, as a result of any Collateral no longer being deemed an Eligible Account or Eligible Inventory, or as a result of any change in the Value of any Eligible Inventory, or in the amount of any Eligible Account. Each such prepayment will be applied by Administrative Agent and Lenders first to reduce the Swingline Loan until it is reduced to zero, then to reduce the Revolving Credit Loans until it is reduced to zero, and then to reduce the Floorplan Inventory Loans until it is reduced to zero. Required Lenders shall have the right to direct the Administrative Agent to, and the Administrative Agent shall have the right to, make a Revolving Credit Loan at any time and from time to time to cause timely payment of any of the Obligations. Administrative Agent may select the date for any such Revolving Credit Loan, but such date may only be a Business Day. Administrative Agent will give notice to Borrower after any such Revolving Credit Loan is made. Any such Revolving Credit Loan will bear interest at the rate then in effect.

     3.6. Interest; Calculation of Charges; Fees. Subject to Section 5.7.4

          3.6.1. Interest; Calculation. Borrower will pay Administrative Agent interest on the Daily Floorplan Balance monthly in arrears, if provided for in any Floorplan Documents or Statement of Transaction to which Borrower does not object in writing to Administrative Agent and each Lender, on or before the twentieth (20) day of each calendar month following the month for which such charges and interest were accrued. If Borrower does not object to a Statement of
Transaction: (a) the amount shown on such Statement of Transaction will be an account stated; (b) Borrower will have agreed to all rates, charges and other terms shown on such Statement of Transaction; (c) Borrower will have agreed that the Lenders are financing the items of Floorplan Inventory referenced in such Statement of Transaction at Borrower's request; and (d) such Statement of Transaction will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto. If Borrower objects to a Statement of Transaction, Administrative Agent or the Required Lenders may either require immediate payment of the Floorplan Inventory Loan represented by such Statement of Transaction to which Borrower has objected, or charge Borrower interest on such Floorplan Inventory Loan at the rates set forth below for, and as if such Floorplan Inventory Loan was, a Revolving Credit Loan. Borrower will pay to Administrative Agent interest on the Daily Contract Balance, which includes the Revolving Credit Loan and the Swingline Loan, monthly in arrears, no later than the twentieth (20) day of the calendar month following the month for which such interest was accrued and on the Maturity Date. Borrower shall pay interest accrued on each Loan after the Maturity Date on demand. Interest paid to the Administrative Agent on the Revolving Credit Loan and the Swingline Loan shall be calculated as provided in this Section.

The applicable Prime Increment shall be determined by Administrative Agent on the Effective Date and quarterly thereafter in accordance with the following table and based upon the ratio of the Dollar amount of Borrower's Debt minus Subordinated Debt to Borrower's Tangible Net Worth plus Subordinated Debt as reflected in Borrower's Financial Statements for its fiscal quarter most recently ended:

         Debt minus Subordinated
         Debt to                              Prime Increment,
         Tangible Net Worth plus              expressed as a percentage
         Subordinated Debt                    (%)
         ------------------------             -------------------------
         greater than or equal to               0.00%
         6.5:1.0

         less than 6.5:1.0 but greater        - 0.25%
         than or equal to 5.5:1.0

         less than 5.5:1.0 but greater        - 0.50%
         than or equal to 4.0:1.0

         less than 4.0:1.0                    - 0.75%

Any change in the Prime Increment shall become applicable as determined by Administrative Agent on the first Business Day of the first calendar month following the last day on which Borrower delivers to Administrative Agent both its quarterly Financial Statements for the fiscal quarter most recently ended as required in Section 9.1.10 and the covenant compliance certificate required by
Section 9.3.2. If Borrower does not deliver its quarterly Financial Statements to Administrative Agent within the period required by Section 9.1.10, then (unless the Required Lenders declare a Default or Event of Default) the highest non default Modified Prime Rate shall be in effect until Borrower shall deliver such Financial Statements.

Interest will be computed based on a 365 day year. Interest will be calculated with respect to each day by multiplying the Daily Contract Balance by the lesser of (i) the highest rate from time to time permitted by applicable Law (and any amounts received from Borrower in excess of such highest rate from time to time permitted by applicable Law will be considered reductions to principal to the extent of any such excess), and (ii) Modified Prime Rate, and interest will accrue as provided in Section 3.8.

     3.7. Certain Fees. All of the following fees, charges, or reimbursements received by Administrative Agent shall be solely for Administrative Agent's account and shall not be distributed to the Lenders and once paid are not refundable under any circumstance:

          3.7.1.1. Certain Charges. Borrower will (A) reimburse Administrative Agent for its own account for all charges made by banks, including charges for collection of checks and other items of payment, and (B) pay Administrative Agent for its own account a fee of Twenty Dollars ($20.00) for each Fed Wires transfer and One Dollar ($1.00) for each ACH transfer, of funds to the Borrower or any Lender.

          3.7.1.2. Appraisal Costs. Administrative Agent shall give Borrower a list of at least two appraisers satisfactory to Administrative Agent. Borrower shall, within fifteen (15) days of its receipt of such list, choose an appraiser; provided, however, if Borrower fails to pick an appraiser within such fifteen (15) day period, then the Administrative Agent shall choose an appraiser in the Administrative Agent's sole discretion; provided further, however, Borrower shall have no right to choose an appraiser at any time after the occurrence of and during the continuance of a Default, and Administrative Agent shall have the sole right to choose an appraiser during such time. Administrative Agent shall perform or have performed only one appraisal of the Inventory and Parts in each calendar year, except during a Default Administrative Agent may perform or have performed as many appraisals of Inventory and Parts as it deems necessary. Borrower agrees to reimburse Administrative Agent for its own account for the actual cost of each third party appraiser of the Inventory and Parts so long as any Obligations are outstanding and the Aggregate Loan Commitment is in effect.

          3.7.1.3. Review Fees. Borrower agrees to pay Administrative Agent for its sole benefit an administration and review fee of Two Thousand Five Hundred Dollars ($2,500.00) per review, not to exceed Ten Thousand Dollars ($10,000.00) in the aggregate per calendar year, in connection with Administrative Agent's' administration of this facility and the reviews, inspections or examinations made by Administrative Agent as described in Section 9.1.15 hereof. Such fee shall be payable monthly in arrears and due pursuant to the applicable monthly billing statement. Borrower agrees that such fee is not interest but rather reimburses Administrative Agent for its out-of-pocket and allocated overhead expenses incurred in conducting such audits, reviews and examinations.

          3.7.1.4. Breach of Financial Covenant Fees. In consideration of previous waivers of defaults granted to Borrower, if Borrower shall violate one or more of the covenants contained in Section 9.3 hereof for the July 31, 1999 reporting period, in addition to all other rights and remedies of Administrative Agent, the Required Lenders and the Lenders (including, without limitation, imposition of a Default Interest Rate) which Administrative Agent, the Required Lenders and/or the Lenders may in their sole and absolute discretion exercise, Borrower shall pay to Administrative Agent for the ratable benefit of the Lenders, within one Business Day of demand by the Administrative Agent, the amount of One Hundred Thousand Dollars ($100,000). Nothing contained herein shall prevent the Required Lenders or the Lenders from demanding any other fees or exercising any other rights and remedies of Administrative Agent, the Required Lenders and the Lenders (including, without limitation, imposition of a Default Interest Rate) in the event of any Default.

     3.8. Collection Days; Computation; Compelled Return.

          3.8.1. For purposes of interest calculation only, all payments and all amounts received hereunder will be credited by Administrative Agent to Borrower's account (a) on the day good funds are received by Electronic Transfer before as of 12:00 p.m. (St. Louis time) or if received after such time on the next Business Day, and (b) one (1) Business Day after receipt of paper check by Administrative Agent if received before 12:00 p.m. (St. Louis time), otherwise on the next Business Day.

          3.8.2. Interest shall accrue an the Revolving Credit and the Swingline Loan from the date when first outstanding to the date when no longer outstanding, as determined pursuant to Section 5.7.1. Amounts shall be deemed outstanding until payments are applied thereto as provided in
     Section 5.7.1. If provided for in the applicable Statement of Transaction, interest shall accrue on the Floorplan Inventory Loans from the date when first outstanding to the date when no longer outstanding, as determined pursuant to Section 5.7.1. Amounts shall be deemed outstanding until payments are applied thereto as provided in Section 5.7.1.

          3.8.3. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, any application of the payment to the Obligations will be reversed and will be treated as never having been made. If Administrative Agent or a Lender is for any reason compelled to surrender any payment or any proceeds of the Collateral because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible set-off, or a diversion of trust funds, then this Agreement and the Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to Administrative Agent or such Lender, as the case may be, and shall indemnify Administrative Agent and such Lender, as the case may be, for and hold Administrative Agent and such Lender, as the case may be, harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action that Administrative Agent or any Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by Administrative Agent or any Lender shall be without prejudice to Administrative Agent's or any such Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and indefeasible. The provisions of this Section shall survive termination of the Aggregate Loan Commitment, the Swingline Loan and the indefeasible payment in full in cash and satisfaction of all of the Obligations.

     3.9. Billing Statement. Administrative Agent will send Borrower a monthly billing statement identifying all charges due on Borrower's account with Administrative Agent and the Lenders hereunder. The charges specified on each billing statement will be an account stated, absent manifest error. Administrative Agent may adjust the billing statement at any time to conform to applicable Law and this Agreement.

     3.10. Notes. The obligation of Borrower to repay each Lender's Loans shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to the amount of such Lender's Pro-Rata Share of the Aggregate Loan Commitment in a form acceptable to the Required Lenders. The obligation of Borrower to repay the Swingline Loan shall be evidenced by a Note payable to the order of Administrative Agent in a maximum principal amount of Ten Million Dollars ($10,000,000), and otherwise satisfactory to Administrative Agent. Any fees, charges or expenses charged to Administrative Agent by any bank for payments made by Administrative Agent at Borrower's request shall be immediately payable by Borrower. All advances and other obligations of Borrower made hereunder will constitute a single obligation.

     3.11. Default Interest Rate. Except as provided in Section 11(vi) or in the last sentence of this Section, if a Default occurs, and unless and until cured, Required Lenders may without prior demand, raise the rate of interest accruing on the disbursed unpaid principal balance of any Loan and all other Obligations by two percentage points (2%) above the rate of interest otherwise applicable hereunder at such time (the "Default Interest Rate"), whether or not Required Lenders elect to accelerate the unpaid principal balances as a result of a Default. Administrative Agent will use reasonable efforts to attempt to notify Borrower before putting into effect the Required Lenders' imposition of the Default Interest Rate permitted by this Section. At all times, all Obligations of Borrower described in clauses (a) and (b) of the definition thereof shall bear interest at the Default Interest Rate.

     3.12. Interest Rate After Certain Events. If a judgment is entered against Borrower for sums due under any of the Obligations, as applicable, the amount of the judgment entered (which may include principal, interest, reasonable attorneys' fees and costs) shall bear interest at the judgment rate as permitted under applicable Law as of the date of entry of the judgment.

     3.13. Verification Rights. Administrative Agent may, without notice to Borrower and at any time or times hereafter verify the validity, amount or any other matter relating to any Account by mail, telephone or other means, in the name of Borrower or Administrative Agent.

     3.14. Establishment of Reserves. Notwithstanding the provisions of this Agreement, including, without limitation, Section 3.3, Administrative Agent shall have the right either in its sole discretion or at the direction of the Required Lenders, to establish reserves against the value of any or all Collateral in such amounts, and with respect to such matters, as Administrative Agent or the Required Lenders shall deem necessary or appropriate, against the amount of Revolving Credit Loans and the Floorplan Inventory Loans which Borrower may otherwise request under Section 3.3, including, without limitation, with respect to (a) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (b) shrinkage, spoilage and obsolescence of Inventory; (c) slow moving Inventory; (d) other sums chargeable against Borrower as Revolving Credit Loans or Floorplan Inventory Loans under any section of this Agreement; and (e) such other matters, events, conditions or contingencies as to which Administrative Agent and/or the Required Lenders, in their respective sole credit judgment, determines reserves should be established from time to time hereunder.

     3.15. Taxes.

          3.15.1. Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Tax, excluding, in the case of each Lender and the Administrative Agent, Taxes imposed on its income, and franchise Taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender (or the lending office of such Lender which is a party hereto) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof. If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

          3.15.2. In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Impositions"), except income and franchise Taxes imposed by any jurisdiction referred to in Section 3.15.1.

          3.15.3. The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Impositions (including, without limitation, any Taxes or Impositions imposed or asserted by any jurisdiction on amounts payable under this Section) that are required to be paid by the Borrower hereunder but are paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that neither Administrative Agent nor any Lender shall have any obligation to pay any such Taxes, Impositions or other liability.

          3.15.4. Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding Tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any Governmental Authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of Tax on payments pursuant to this Agreement or any of the other Loan Documents.

          3.15.5. For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.15.4 (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this Section 3.15 with respect to Taxes imposed by or within the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          3.15.6. If the Borrower is required to pay additional amounts to or for the account of any Lender or Administrative Agent pursuant to this Section, then such Lender or the Administrative Agent will agree to use reasonable efforts to change the jurisdiction of lending office of such Lender which is a party hereto so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender or the Administrative Agent, as the case may be, is not otherwise disadvantageous to such Lender or the Administrative Agent, as the case may be.

          3.15.7. Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

          3.15.8. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the termination of the Aggregate Loan Commitments and the indefeasible payment in full of the Obligations.

          3.15.9. Each Lender agrees, with respect to the provisions of this
Section 3.15 to treat Borrower in a manner substantially similar to that of its other similarly situated customers.

     3.16 Capital Adequacy.

          3.16.1. In the event that any Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender, in its sole discretion, to be material, then from time to time, after submission by such Lender to Borrower with a copy to each other Lender and Administrative Agent of a written demand therefor, Borrower shall pay to Administrative Agent on behalf of the Lenders such additional rate of interest as required as a result of the change in capital adequacy; provided, however that in such event Borrower may terminate this Agreement upon at least ninety (90) days prior written notice to Administrative Agent without any pre-payment penalty or payment of any audit or appraisal fees (unless such audit or appraisal has begun) or payment of other fees.

          3.16.2. A certificate of a Lender claiming entitlement to payment as set forth in Section 3.16.1 above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to such Lender, and the method by which such amounts were determined. In determining such amount, a Lender may use any reasonable averaging and attribution method.

     3.17. Collections. Borrower will, as long as any Loans remain outstanding, deposit all collections on Accounts received directly by Borrower into an account or accounts designated by Administrative Agent ("Blocked Account"); provided, however, that if a Default under Section 11(c),(e),(f),(g),(j),(k) or
(l) or breach of a Financial Covenant occurs, Administrative Agent may convert the Blocked Account to a lockbox collection of the Accounts ("Lockbox") and notify all obligors in Borrower's name to remit to such Lockbox. All collected funds in the Blocked Accounts will be transferred to Administrative Agent each day by Electronic Transfer. All collected funds in the Lockboxes will be deposited each day into Blocked Accounts and transferred by Electronic Transfer to Administrative Agent. All funds in the Blocked Accounts and Lockboxes immediately shall become the property of Administrative Agent for the benefit of the Lenders and Borrower shall obtain the agreement of such banks to waive any offset rights against the funds so deposited. Until delivery to the Blocked Accounts and Lockboxes, Borrower will keep such remittances separate and apart from Borrower's own funds so that they are capable of identification as the property of Administrative Agent for the benefit of the Lenders and will be held in trust for the Lenders. Administrative Agent may upon Default notify any Account Debtor of the assignment of Accounts and collect the same. All proceeds received or collected by Administrative Agent with respect to Accounts, and reserves and other property of Borrower in possession of Administrative Agent at any time or times hereafter, may be held by Administrative Agent without interest to Borrower until all Obligations are paid in full or applied by Administrative Agent on account of the Obligations. Administrative Agent may release to Borrower such portions of such reserves and proceeds as the Required Lenders may determine.

     3.18. Advancements. If Borrower fails to (a) perform any of the affirmative covenants contained herein, (b) protect or preserve the Collateral, or (c) protect or preserve the status and priority of the Liens and security interest of Administrative Agent in the Collateral, Administrative Agent may make Loans and advances to perform those obligations. Administrative Agent will use reasonable efforts to give Borrower notice prior to making such Loans or advancements. All sums so advanced will be due and payable upon demand and will immediately upon advancement become a part of the Obligations, secured by the Liens and security interests created by this Agreement and will be subject to the terms and provisions of this Agreement and all of the Loan Documents. Administrative Agent may add all sums so advanced, plus any expenses or costs incurred by Administrative Agent, including reasonable attorney's fees, as outstanding Loans as Administrative Agent may designate in its sole discretion. The provisions of this Section will not be construed to prevent the institution of rights and remedies of Administrative Agent upon the occurrence of a Default. Any provisions in this Agreement to the contrary notwithstanding, the authorizations contained in this Section will impose no duty or obligation on Administrative Agent or the Lenders to perform any action or make any advancement on behalf of Borrower and are for the sole benefit and protection of Administrative Agent and the Lenders.

4.   Term Of Agreement

     4.1. Termination. Except as provided below, this Agreement will continue in full force and effect and be non-cancelable by Borrower prior to June 5, 2000 (such date being, the "Maturity Date"), except that it may be terminated without action as provided herein, or by the Required Lenders in the exercise of their rights and remedies upon Default by Borrower, and shall be subject to one-year renewal periods thereafter if all the Lenders and Borrower agree to renew this Agreement; provided however, that Borrower may terminate this Agreement prior to such date upon: (a) at least 90 days written notice to Administrative Agent; (b) payment in cash to Administrative Agent for its own account and the account of the Lenders of all Obligations; and (c) payment in cash to Administrative Agent for the account of the Lenders an amount as follows:

         Date of                            Percent of Aggregate
         Termination                        Loan Commitment
         -----------                        ---------------

         Prior to June 5, 2000              Eight one-hundredths
                                            percent (.08%)

Borrower shall repay the entire amount of the Revolving Credit Loans, the Floorplan Inventory Loans, and all other Obligations on the Maturity Date, and Borrower shall repay the entire amount of the Swingline Loan on demand, or if no demand is made, on the Maturity Date. All Obligations will also be paid by Borrower on demand if this Agreement is terminated on account of Borrower's Default. Once any fee is paid by Borrower under the Agreement, such fee will not entitle Borrower to a refund of any such fee. Administrative Agent and the Lenders shall be entitled to payment of all fees upon Default by Borrower which would have been payable during the original term of this Agreement, or any extension thereof, but for such early termination (provided, however, that if the Lenders are paid in full audit and appraisal fees will be waived for any audits and appraisal not then begun). These accelerated fees represent liquidated damages and are not a penalty. Any such written notice of termination delivered by Borrower and to Administrative Agent shall be irrevocable. It is understood that Borrower may elect to terminate this Agreement in its entirety only, no section or lending facility may be terminated singly.

          4.1.1. Right of First Refusal. Despite anything to the contrary provided in Section 4.1, if Borrower serves notice on Administrative Agent of its intention to terminate this Agreement, the Lenders, by the affirmative vote of all Lenders, will have the right to extend the term of this Agreement to the end of the original term or the next succeeding renewal term or terms, whichever period is longer, by notifying Borrower, within thirty (30) days of Administrative Agent's receipt of any such notice of termination, of all of the Lenders' willingness to meet the following quantifiable provisions of any alternative financing which has been offered to Borrower (such information to be provided to Administrative Agent upon request): (i) interest rate, (ii) advance rate, (iii) eligible Collateral, and (iv) amortization of Borrower's Obligations. Upon Borrower's receipt of Administrative Agent's notification of all of the Lenders' willingness to meet the above terms of any alternative financing, this Agreement will continue in full force and effect except as to any of the above terms which will be amended as required pursuant to this Subsection. If the Lenders choose not to exercise their rights hereunder, Borrower will remain liable to pay the Lenders the sums set forth in Section 4.1.

     4.2. Effect of Termination. Borrower will not be relieved from any Obligations to the Administrative Agent or the Lenders arising out of the Administrative Agent's and Lenders' advances or commitments made before the effective termination date of this Agreement. The Administrative Agent and the Lenders will retain all of their rights, interests and remedies hereunder until Borrower has paid all of the Obligations in cash. All waivers set forth within this Agreement will survive any termination of this Agreement.

5.   Borrowing and Repayment Procedures; Settlement.

     5.1. Borrowing Procedures.

          5.1.1. Generally--Revolving Credit Loan. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner, subject to the Total Revolving Credit Limit: (i) Borrower may give Administrative Agent written notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; (iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due; and (iv) on the last day of each Floorplan Period (if there is one) as specified in Statement of Transaction or the Floorplan Documents or on the day immediately following the date on which the Floorplan Documents are terminated; and each shall be deemed irrevocably to be a request for a Revolving Credit Loan on the date due. Every request for an Revolving Credit Loan shall be irrevocable. A request for a Revolving Credit Loan received by Administrative Agent on a day that is not a Business Day or that is received by Administrative Agent after 11:00 a.m. (St. Louis time) on a Business Day shall be treated as having been received by Administrative Agent at 10:00 a.m. (St. Louis time) on the next Business Day. Borrower shall monitor the Borrowing Base and submit an updated Borrowing Base Certificate if the Borrowing Base does not equal or exceed the amount of a Revolving Credit Loan, including the amount requested. For purposes this Agreement, Borrower agrees that Administrative Agent may rely and act upon any request for a Revolving Credit Loan from any individual who Administrative Agent, absent gross negligence or willful misconduct, believes to be a representative of Borrower. Administrative Agent may treat every request for a Revolving Credit Loan as a request for a Swingline Loan to the extent the requested amount does not exceed the Maximum Swingline Amount and as a request for a Revolving Credit Loan in the amount of the excess.

          5.1.2. Generally--Floorplan Inventory Loan. A request for a Floorplan Inventory Loan shall be made, or shall be deemed to be made, in the following manner, subject to the Floorplan Inventory Limit: Borrower may give Administrative Agent written notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date. Administrative Agent shall then determine that all necessary and appropriate documentation is in place with the vendor of such Floorplan Inventory, and promptly after such determination arrange for funding of such Floorplan Inventory Loan. Every request for a Floorplan Inventory Loan shall be irrevocable. A request for a Floorplan Inventory Loan received by Administrative Agent on a day that is not a Business Day or that is received by Administrative Agent after 11:00 a.m. (St. Louis time) on a Business Day shall be treated as having been received by Administrative Agent at 10:00 a.m. (St. Louis time) on the next Business Day. For purposes of this Agreement, Borrower agrees that Administrative Agent may rely and act upon any request for a Floorplan Inventory Loan from any individual who Administrative Agent, absent gross negligence or willful misconduct, believes to be a representative of Borrower. Administrative Agent may treat every request for a Floorplan Inventory Loan as a request for a

Swingline Loan to the extent the requested amount does not exceed the Maximum Swingline Amount and as a request for a Floorplan Inventory Loan in the amount of the excess.

          5.1.3. Conditions Precedent to Each Loan. Without limiting the applicability of the conditions precedent set forth in Section 7 below to the Lender's obligation to make, and the Administrative Agent's obligation to distribute any Loan, such obligations to make and distribute any Loan shall be subject to the further conditions precedent that, on the date of each such Loan:

          (i) The following statements shall be true: (A) the representations and warranties contained in Section 8 hereof are materially correct (except that the representations and warranties contained in Section 8.5, Title to Collateral, Section 8.7, Subsidiaries, Section 8.9, Place of Business, Section 8.17, Location of Collateral, Section 8.20, Solvency, Section 8.23, Reaffirmation, and Section 8.26, Perfected Liens, shall be absolutely true and correct) on and as of the date of such Loan as though made on and as of such date, and (B) there exists no Default or Unmatured Default, nor would any Default or any Unmatured Default result from the making of the Loan requested by Borrower;

          (ii) Borrower shall have signed and sent to Administrative Agent, a request for advance, in form the form of Exhibit 5.1 setting forth in writing the amount and type of the Loan requested; and the statement containing the terms of the clause (i) above provided, however, that the foregoing condition precedent shall not prevent Administrative Agent, if it so elects, in its sole discretion, from making a Loan pursuant to Borrower's non-written request therefor;

          (iii) Administrative Agent shall have received such other approvals, opinions or documents as it may reasonably request; and

          (iv) With respect to Floorplan Inventory Loans, all necessary Floorplan Documents, as determined by Administrative Agent, shall be in full force and effect and there shall be no breach or default thereunder.

Borrower agrees that the making of a request by Borrower for a Loan, shall constitute a certification by Borrower and the Person(s) executing or giving the same that all representations and warranties of Borrower herein (other than under Sections 7.1.3, 8.5, 8.7, 8.9, 8.17, 8.20, 8.23, and 8.26 which shall be absolutely true and correct) are materially true as of the date thereof and that all required material conditions to the making of the Loan have been met.

          5.1.4. Requests. Borrower may request a Loan, comprising one or both of a Revolving Credit Loan and a Floorplan Inventory Loan, at any time, but not more often than once each Business Day, by submitting a request therefor in writing to Administrative Agent as provided in this Section. All requests for a Revolving Credit Loan and a Floorplan Inventory Loan must be submitted by an authorized officer of each Borrower who is authorized to act for each Borrower. Administrative Agent may treat every request for a Revolving Credit Loan and a Floorplan Inventory Loan as a request for a Swingline Advance to the extent the requested amount does not exceed the Maximum Swingline Amount and as a request for a Revolving Credit Loan or Floorplan Inventory Loan, as the case may be, in the amount of the excess.

     5.2. Revolving Credit Loans to repay Swingline Loans.

          5.2.1. Administrative Agent may in its absolute discretion on any Business Day give notice to Lenders of the amount of the Swingline Loan (whether funded as a Revolving Credit Loan or a

Floorplan Inventory Loan) after application of all payments to be applied thereto as provided elsewhere herein. Such notice shall be given no later than 12:00 p.m. (St. Louis time) and may include a demand that the Swingline Loan be fully paid. If Administrative Agent demands that the Swingline Loan be fully paid, then prior to 3:00 p.m. (St. Louis time) on such date, Lenders shall remit funds to Administrative Agent sufficient to reduce the Swingline Loan to zero. The aggregate of such remittances shall be treated as a Revolving Credit Loan (unless directed by the Administrative Agent that a portion of such Swingline Loan was to be treated as a Floorplan Inventory Loan) and the aggregate Revolving Credit Loan increased accordingly (or the Floorplan Inventory Loan increased accordingly, as the case may be). Each such remittance by a Lender shall be made in accordance with its Pro-Rata Share and shall be made notwithstanding that (i) any conditions to an advance hereunder may not be then satisfied, (ii) whether or not a notice required under Section 14.4 has been given or received, (iii) whether or not a Default or an Unmatured Default existed at the time of any Swingline Advance, (iv) the aggregate amount of such remittances by Lenders would result in the aggregate Loans exceeding the Maximum Available Amount, the Total Revolving Credit Limit, or the Aggregate Loan Commitment, or (v) such remittances by Lenders may be made after the Maturity Date; provided, however, that in no event shall any Lender be required to make any such remittance that would result in any Loan of such Lender exceeding such Lender's ProRata Share of the Aggregate Loan Commitment. Failure of any Lender to pay its Pro-Rata Share of the Swingline Loan or any Revolving Credit Loan upon demand (a "Defaulting Lender"), shall, until such amount is paid to Administrative Agent (with interest at the Federal Funds Rate), (i) permit Administrative Agent the unconditional and irrevocable right of setoff against any amounts (including, without limitation, payments of principal, interest, and fees, as well as indemnity payments) received by Administrative Agent hereunder for the benefit of any such Defaulting Lender, and (ii) result in any such Defaulting Lender forfeiting any right to vote on any matter that the Required Lenders or all Lenders are permitted to vote for hereunder (and the calculation of Required Lenders shall exclude such Defaulting Lender's interest in the Lenders' exposure).

          5.2.2. If for any reason, including the commencement of a proceeding in bankruptcy with respect to any Borrower, remittances by Lenders as provided above cannot be made on the date otherwise required above, then each Lender shall be deemed automatically to have purchased from Administrative Agent as of such date an undivided interest and participation in the Swingline Loan equal to such Lender's Pro-Rata Share, so as to cause such Lender to share in the Swingline Loan in accordance with its Pro-Rata Share. Each Lender shall remit its Pro-Rata Share of the Swingline Loan to Administrative Agent promptly on demand. All interest payable with respect to such Lender's Pro-Rata Share of the Swingline Loan shall be for the account of Administrative Agent to the date such remittance is made, and shall be for the account of and remitted by Administrative Agent to such Lender as a participant from such date. Further, until such remittance is made, such Lender shall pay to Administrative Agent, on demand, interest on such Lender's Pro-Rata Share of the Swingline Loan at the Federal Funds Rate, and such Lender shall be subject to the restrictions contained in the last sentence of the preceding subsection.

     5.3. Fundings and Method of Transfer. Swingline Loans and Revolving Credit Loans will be made by Administrative Agent if a request for a Swingline Loan or a Revolving Credit Loan is received before 11:00 a.m. St. Louis time by Automated Clearing House ("ACH") or same day Fed Funds Wire Transfer ("Fed Wire") (ACH and Fed Wire are collectively referred to as "Electronic Transfers"). If Administrative Agent chooses not to make Swingline Loans, not later than 12:00 p.m. (St. Louis time) on each date of a request for a Loan, other than a Swingline Loan, Administrative Agent shall promptly notify each Lender of the amount of the Loan to be made on that such date. Floorplan Loans shall be funded as provided by the Floorplan Documents or, if not provided for therein, as determined by Administrative Agent in its absolute discretion. Each Lender shall make immediately available to Administrative Agent by 3:00 p.m. (St. Louis time) on such date funds consisting solely of Dollars in the amount of its Pro-Rata

Share of each such Loan (whether Revolving Credit Loan or Floorplan Inventory
Loan), rounded to the nearest penny, in accordance with such remittance instructions (absent manifest error) as may be given by Administrative Agent to Lenders from time to time. Provided that all conditions precedent herein to a requested Loan, including a Swingline Loan, have been satisfied, Administrative Agent will make the amount of such requested Loan available to Borrower on the applicable date of the Loan in immediately available funds in Dollars as provided above.

     5.4. Administrative Agent's Availability Assumption. Unless Administrative Agent has been given written notice by a Lender prior to the date of a Loan that such Lender does not intend to make immediately available to Administrative Agent such Lender's Pro-Rata Share of any such Loan which Administrative Agent will be obligated to make on such date, Administrative Agent may assume that such Lender has made the required amount available to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made immediately available to Administrative Agent by such Lender on such date, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount immediately upon Administrative Agent's demand therefor, then Administrative Agent shall promptly notify Borrower and the other Lenders and Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover, either from such defaulting Lender or Borrower, interest on such corresponding amount for each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the cost to Administrative Agent of funding such amount at the Federal Funds Rate, or (ii) if paid by Borrower, the applicable rate for the Loan in question determined from the request therefor. Each Lender shall be obligated only to fund its Pro-Rata Share of a Loan subject to the terms and conditions hereof, regardless of the failure of another Lender to fund its Pro-Rata Share thereof.

     5.5. All Loans of a Lender One Obligation to such Lender. All Obligations of Borrower to the Administrative Agent and the Lenders under this Agreement shall constitute one obligation to the Administrative Agent and each of the Lenders, respectively, secured by the Liens and security interest granted in this Agreement, and by all other Liens heretofore, now, or at any time or times hereafter granted by Borrower. All of the rights of Administrative Agent and the Lenders set forth in this Agreement shall apply to any amendment, restatement, modification of or supplement to this Agreement, or Exhibits hereto, unless otherwise agreed in writing.

     5.6. Payments of Principal and Interest. All payments and amounts due hereunder by Borrower shall be made or be payable without set-off or counterclaim and shall be made to Administrative Agent on the date due at its office(s) responsible for Borrower's account, or at such other place which Administrative Agent may designate to Borrower in writing. Whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or any fees.

     5.7. Distribution of Principal and Interest.

          5.7.1. General. Subject to Sections 5.7.2 and 5.7.3, except as otherwise provided in this Agreement, all payments of interest, fees, principal and other amounts received and collected by Administrative Agent in immediately available funds for the account of Lenders shall be distributed by Administrative Agent to Lenders in accordance with their Pro-Rata Shares of the outstanding Obligations at the time of such distribution as provided herein by Fed Wire transfer of same day funds to Lenders as provided in this Agreement (or entirely to Administrative Agent in the case of payments of interest, fees or principal with respect to the Swingline Loan) on the same Business Day when received, unless received after 12:00 p.m. (St. Louis time) on the date of receipt or unless received on a day which is not a Business Day, in which case they shall be so distributed by Administrative Agent on the next Business Day and deemed received on the immediately following Business Day. All amounts received by any Lender on account of the Obligations, including amounts received by way of setoff, shall be paid over promptly to Administrative Agent for distribution to Lenders as provided in this Section. All distributions to Lenders shall be made according to instructions that each Lender may give to Administrative Agent from time to time. The amount so distributed to a Lender will be applied by such Lender to the relevant Obligation on the Business Day when received.

          5.7.2. Non-Settlement Dates. Subject to the terms of this Agreement, on each Business Day that is not a Settlement Date, funds collected as provided hereunder shall be paid or applied by the Administrative Agent (in each case up to the outstanding principal amount of the applicable Loan)
     (i) first, to reduce the Swingline Loan to zero, (ii) second, to the extent of any excess, to the Lender also acting as Administrative Agent in its capacity as a Lender and not as Administrative Agent, to reduce any Loans owing to the Lender acting as Administrative Agent that are not also Swingline Loans, and (iii) third, (a) if no Event of Default has occurred and is existing, to the Borrower to be deposited in a bank account of Borrower as Borrower may direct from time to time, or (b) if an Event of Default has occurred and is existing, to be retained by Administrative Agent in a non-interest bearing account of Administrative Agent's choosing which will be in the name of Administrative Agent of the benefit of the Lenders (without any obligation to pay Borrower interest on such funds) or otherwise distributed by the Administrative Agent to the other Lenders after consultation by Administrative Agent with the other Lenders.

          5.7.3. Settlement Dates. Subject to the terms of this Agreement, prior to 3:00 p.m. St. Louis time on the last Business Day of each calendar week (a "Settlement Date"), based on funds collected as of 12:00 p.m. St. Louis time on the Business Day immediately preceding such Settlement Date (under all circumstances, including without limitation, during the existence of Default), each Lender shall, to the extent it does not hold its Pro-Rata Share of the outstanding Loans (excluding any Swingline Loan), purchase from or sell to one or more other Lenders, at par, that portion of its Loans as is necessary for it to thereafter hold its Pro-Rata Share of the outstanding Loans. In order that the foregoing settlement among the Lenders can be effected on each Settlement Date, the Administrative Agent shall, on or before 12:00 p.m. St. Louis time on such Settlement Date, notify each Lender who shall purchase or sell a Loan of (i) the principal amount of the Loan to be purchased or sold, (ii) the name of the Lender(s) which will be purchasing from or selling to such Lender a Loan, and (iii) if such Lender is to purchase a Loan, the name of and wire transfer instructions for the Lender(s) from which the Loan shall be purchased. On or before 3:00 p.m. St. Louis time on such Settlement Date, each such purchasing Lender shall wire transfer immediately available funds to the applicable selling Lender(s) the amount necessary to effect the settlement. The amount so distributed to a Lender will be applied by such Lender to the relevant Obligation on the Business Day when received. Administrative Agent may, at any time, in its sole discretion, cause the Settlement Date to occur more frequently, including, without limitation, each Business Day of each week. Administrative Agent shall notify each Lender that a given Business Day shall be a Settlement Date by no later than 12:00 p.m. St. Louis time on the Business Day immediately preceding any such date.

          5.7.4. Interest - Special Provision. Notwithstanding the amount of interest paid by Borrower hereunder and notwithstanding anything contained herein or in any other Loan Document to the contrary, each Lender shall only be entitled to receive hereunder, and Administrative Agent will distribute to each Lender, on a monthly basis, on the first Business Day after the Business Day on which Administrative Agent receives payment of interest from the Borrower as provided herein if received by 12:00 p.m. on such date (or on the next Business Day if received after such time), interest on each Lender's Pro Rata Share of the Daily Contract Balance and the Daily Floorplan Balance at a rate equal to the rate(s) in effect for such period less fifty basis points (50 bp). Except as provided in the previous sentence, any and all interest received by Administrative Agent from Borrower or otherwise paid by Borrower hereunder shall be retained by Administrative Agent for its own account, and Lenders shall have no right to any such interest payments.

6.   Security For The Obligations.

     6.1. Grant of Security Interest. To secure payment of all of Borrower's current and future Obligations and to secure Borrower's performance of all of the provisions under this Agreement and the other Loan Documents, Borrower grants to Administrative Agent for the benefit of the Lenders a Lien and security interest in all of Borrower's inventory, equipment, fixtures, accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves, documents and general intangibles; all other personal property assets of Borrower (both tangible and intangible); and all judgments, claims, insurance policies, and payments owed or made to Borrower thereon; all whether now owned or hereafter acquired; all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds and products thereof. All such assets are collectively referred to herein as the "Collateral." All such terms for which meanings are provided in the Uniform Commercial Code are used herein with such meanings. All Collateral financed by the Lenders or against which the Administrative Agent and/or the Lenders have loaned monies, and all proceeds thereof, will be held in trust by Borrower for Administrative Agent for the benefit of the Lenders, with such proceeds being payable in accordance with this Agreement. Borrower covenants with Administrative Agent and the Lenders that Administrative Agent and the Lenders may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other Collateral. Borrower's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any Lien or security interest granted hereunder.

     6.2. Future Advances. The security interests granted herein shall secure all current and all future advances to Borrower made by Administrative Agent and/or the Lenders under the Loan Documents.

     6.3. Financing Statements. Borrower shall execute and deliver to Administrative Agent for the benefit of the Lenders such financing statements, certificates of title and original documents as may be required by Administrative Agent or the Lenders with respect to the security interests granted herein.

     6.4. Further Assurances. Borrower will execute and deliver to Administrative Agent, at such time or times as Administrative Agent may request, all financing statements, security agreements, assignments, certificates, affidavits, reports, schedules, and other documents and instruments that Administrative Agent may deem necessary to perfect and maintain perfected the security interests in the Collateral and to fully consummate the transactions contemplated under all Loan Documents. All reasonable filing, recording or registration fees shall be payable by Borrower.

7.   Conditions Precedent

     All duties and obligations of Administrative Agent and the Lenders under the Loan Documents on the Effective Date, and at all times during the term of this Agreement, are specifically subject to the full satisfaction (and, as to Section 7.1.3, the full and continued satisfaction) by Borrower of the conditions precedent set forth below.

     7.1. Conditions Precedent. The following conditions must be satisfied as of the date the Lenders make their first advance of funds to or for the benefit of Borrower ("First Funding Date"):

          7.1.1. Administrative Agent's Counsel. Administrative Agent's' counsel must approve of all matters pertaining to (i) the form, substance and due execution of all Loan Documents; and (ii) all other legal matters, including the application of any laws relating to usury.

          7.1.2. Material Change. There must not have been any material adverse change, between January 31, 1999, and the First Funding Date, in the condition of Borrower, the condition of the Business, the value and condition of the Collateral, the structure of Borrower other than as contemplated herein, or in the financial information, audits and the like obtained by Administrative Agent.

          7.1.3. Perfected Liens. Administrative Agent shall have a perfected first priority Lien and security interest for the benefit of the Lenders in all Collateral, including, without limitation, the Inventory included in each Borrowing Base Certificate, and all Proceeds of such Inventory and all Accounts subject only to the Permitted Liens.

          7.1.4. Insurance. Borrower shall provide Administrative Agent with certificates of insurance evidencing that Borrower has obtained the insurance as required in Section 9.1.2.

          7.1.5. Laws. Borrower and its Subsidiaries shall be in compliance with all applicable laws and governmental regulations, including, but not limited to, all Environmental Laws, the failure to comply with which would have a material adverse effect on Borrower, its Subsidiaries or their Business.

          7.1.6. Certificate of Good Standing. A certificate of good standing for Borrower (or other similar certificate) must be delivered to Administrative Agent, from the appropriate governmental authority of Borrower's state of incorporation and other jurisdictions in which Borrower does business, dated not earlier than 30 days prior to the Effective Date.

          7.1.7. Other Documents. Such other documents, certificates, submissions, insurance policies and other matters as reasonably requested by Administrative Agent relating to the transaction herein contemplated including, without limitation, the Loan Documents.

          7.1.8. President's Certificate. In the form attached hereto as Exhibit
7.1.8 regarding compliance with all of the terms and conditions in the Loan Documents.

          7.1.9. Secretary's Certificate of Resolution and Incumbency. In the form attached hereto as Exhibit 7.1.9.

          7.1.10. Pre-closing Expenses. Borrower shall pay to Administrative Agent all fees and expenses required under this Agreement that are due on or before the Effective Date.

          7.1.11. Pre-closing Reviews. Administrative Agent must complete reviews with satisfactory results of Borrower's Inventory and Accounts.

8.   Representations And Warranties.

     To induce the Administrative Agent and Lenders to enter into this Agreement, Borrower makes the representations and warranties set forth below, all of which will remain true in all material respects during the term of this Agreement. Borrower acknowledges the Administrative Agent's and each Lender's justifiable right to rely upon the representations and warranties set forth below.

     8.1. Financial Statements. Borrower's audited consolidated financial statements as of July 31, 1998 and Borrower's unaudited consolidated financial statement as of April 30, 1999, copies of which have been previously submitted to Administrative Agent, have been prepared in conformity with GAAP and present fairly the financial condition of Borrower and its consolidated Subsidiaries as at such dates and the results of their operations for the periods then ended. Borrower warrants and represents to the Lenders that all financial statements and information relating to Borrower or any Guarantor which have been or may hereafter be delivered by Borrower or any Guarantor are true and correct and have been and will be prepared in accordance with GAAP and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of Borrower or any Guarantor since the submission to Administrative Agent, either as of the date of delivery, or, if different, the date specified therein, and Borrower acknowledges the Lenders' reliance thereon.

     8.2. Non-Existence of Defaults. Neither Borrower nor any of its Subsidiaries is in default with respect to any material amount of its existing Debt. The making and performance of this Agreement and all other Loan Documents, will not immediately, or with the passage of time, the giving of notice, or both: (a) violate the provisions of the bylaws or any other corporate document of Borrower; (b) violate any laws to the best of Borrower's knowledge after diligent inquiry; (c) result in a material default under any contract, agreement, or instrument to which Borrower is a party or by which Borrower or its properties are bound; or (d) result in the creation or imposition of any security interest in, or Lien or encumbrance upon, any of the Collateral except the Permitted Liens.

     8.3. Litigation. Set forth on Exhibit 8.3 is a list of all actions, suits, investigations or proceedings pending or, in the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, as of the date hereof in which there is a reasonable probability of an adverse decision which would materially and adversely affect Borrower, the Business, or the Collateral.

     8.4. Material Adverse Changes. Borrower does not know of or expect any material adverse change in the Business, or in Borrower's or any of the Subsidiaries' assets, liabilities, properties, or condition, financial or otherwise, including changes in Borrower's financial condition prior to and inclusive of the earlier of (a) April 30, 1999, or (b) Administrative Agent's last audit prior to the Effective Date.

     8.5. Title to Collateral. Except as set forth on Exhibit 8.5, Borrower has good and marketable title to all of the Collateral, free and clear of any and all Liens, claims and encumbrances, other than the Permitted Liens.

     8.6. Corporate Status. Borrower and each of the Subsidiaries is a corporation duly organized and validly existing, in good standing, with perpetual corporate existence, under the laws of their respective jurisdictions of formation. Borrower and its Subsidiaries have the corporate power and authority to own their properties and to transact the Business in which they are engaged and presently propose to engage. Borrower and each Subsidiary is duly qualified as a foreign corporation and in good standing in all states where the nature of their Business or the ownership or use of their property requires such qualification, and where failure to so qualify would have a material adverse effect on its Business, operations or financial condition.

     8.7. Subsidiaries. Exhibit 8.7 hereto lists the Subsidiaries as of the Effective Date.

     8.8. Power and Authority. Borrower has the corporate power to borrow and to execute, deliver and carry out the terms and provisions of the Loan Documents. Borrower has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and all other Loan Documents and the borrowing thereunder.

     8.9. Place of Business. Borrower's chief executive office and the principal place of business is located at 4601 NE 77th Avenue, Suite 200, Vancouver, WA 98662. Borrower's records concerning the Collateral are kept at such chief executive office, or will be kept at such other place that Borrower informs Administrative Agent of not less than 30 days in advance of relocation.

     8.10. Enforceability of the Loan Documents. The Loan Documents executed by Borrower are the valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

     8.11. Taxes. The federal tax identification number of the Borrower incorporated in Oregon is 93-1096982. The federal tax identification number of the Borrower incorporated in Delaware is 91-1683446. Borrower has: (a) filed all federal, state and local tax returns and other reports that it is required by Law to file, (b) paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable, the failure of which to pay would have a material adverse effect on the Business, except those contested in good faith and in accordance with accepted procedures, and for which adequate reserves have been established in accordance with GAAP, and (c) made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with any taxes, assessments or charges.

     8.12. Compliance with Laws. Borrower, to the best of its knowledge after diligent inquiry, has complied, and shall cause each Subsidiary to comply, in all material respects with all applicable laws, including any Environmental Laws and any zoning laws, the failure to comply with which would have a material adverse effect on Borrower individually, or Borrower and its Subsidiaries on a consolidated basis.

     8.13. Consents. Borrower and the Subsidiaries have obtained all material consents, permits, licenses, approvals or authorization of, or effected the filing, registration or qualification with, any governmental entity which is required to be obtained or effected by Borrower and the Subsidiaries in connection with the Business or the execution and delivery of this Agreement and the other Loan Documents the failure of which to obtain or effect would have a material adverse effect on Borrower individually, or on Borrower and its Subsidiaries on a consolidated basis.

     8.14. Purpose. Borrower will use the advances which the Administrative Agent and the Lenders make under the Aggregate Loan Commitment solely for lawful purposes and as described in Section 3 hereof

     8.15. Condition of the Business. All material assets used 'in the conduct of the Business are in good operating condition and repair and are fully usable in the ordinary course thereof, reasonable wear and tear excepted.

     8.16. Capital. All issued shares and all outstanding shares in the Subsidiaries as reflected in Borrower's financial statements are validly issued pursuant to proper authorization of the board of directors of such Subsidiary, and are fully paid, and non-assessable. All Borrower's and Subsidiary's issued shares and outstanding capital stock are fully paid and non-assessable.

     8.17. Location of Collateral. Exhibit 8.17 describes the locations where any of the Collateral is located or stored as of the date hereof.

     8.18. Real Property. Neither Borrower nor any Subsidiary own or lease any real property, except as set forth on Exhibit 8.18 attached hereto.

     8.19. Warranties and Representations-Accounts. For each Account listed by Borrower on any Borrowing Base Certificate, Borrower warrants and represents to the Lenders that at all times: (a) such Account is genuine; (b) such Account is not evidenced by a judgment or promissory note or similar instrument or agreement; (c) to the best of Borrower's knowledge, it represents a bona fide transaction completed in accordance with the terms of the invoices and purchase orders relating thereto; (d) to the best of Borrower's knowledge, the goods sold or services rendered which resulted in the creation of such Account have been delivered or rendered to and not rejected by the Account Debtor; (e) the amounts shown on the Borrowing Base Certificate, Borrower's books and records and all invoices and statements delivered to Administrative Agent and/or the Lenders with respect thereto are owing to Borrower and are not contingent; (f) during all times when any Loans are outstanding, no payments have been or will be made thereon except payments deposited into the Blocked Account or Lockbox; (g) to the best of Borrower's knowledge, there are no offsets, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with the Account Debtor for any deduction or discount of the sum payable thereunder except regular discounts allowed by Borrower in the ordinary course of its business for prompt payment; (h) to the best of Borrower's knowledge, there are no facts or events which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount shown on the Borrowing Base Certificate, Borrower's books and records and the invoices and statements delivered to Administrative Agent and/or the Lenders with respect thereto; (i) to the best of Borrower's knowledge, all persons acting on behalf of the Account Debtor thereon have the authority to bind the Account Debtor; (j) the Accounts arising from goods sold or transferred giving rise thereto are not subject to any Lien, claim, encumbrance or security interest which is superior to that of Administrative Agent; (k) such Account is subject to Administrative Agent's perfected, first priority security interest and no other Lien other than a Permitted Lien; and (l) there are no proceedings or actions known to Borrower which are threatened or pending against the Account Debtor thereon which might result in any material adverse change in such Account Debtor's financial condition.

     8.20. Solvency. The Borrower and each of the Subsidiaries now has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its respective debts as they mature, and Borrower and each of the

Subsidiaries now owns property having a value, greater than the amount required to pay Borrower's or such Subsidiary's debts.

     8.21. Business Locations; Agent for Process. Borrower has no office or place of business located in any state or county other than as shown Exhibit 8.17.

     8.22. Warranties and Representations-Inventory & Parts. For each item of Inventory and Parts listed by Borrower on any Borrowing Base Certificate, Borrower covenants, warrants and represents to the Lenders that at all times:
(a) except for rental Inventory and Inventory on exhibition and/or demonstration to buyers or lessees in the ordinary course of business, all Inventory and Parts will be kept only at the locations indicated on Exhibit 8.17; (b) Borrower now keeps and will keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and Parts, Borrower's cost therefor and the selling price thereof, the daily withdrawals therefrom and the additions thereto; (c) Parts and Inventory not on rent are not and will not be stored with a bailee, repairman, warehouseman or similar party without Administrative Agent's prior written consent, and Borrower will, concurrently with delivery to such party, cause any such party to issue and deliver to Administrative Agent, in form acceptable to Administrative Agent, warehouse receipts, in Administrative Agent's name evidencing the storage of such Inventory and parts, and waivers of warehouseman's liens in favor of Administrative Agent; (d) Borrower will pay all taxes, rents, business taxes, and the like on the premises where the Inventory and Parts are located; and (e) Borrower will not lend, demonstrate, pledge, consign, transfer or secrete any of the Inventory or Parts or use any of the Inventory or Parts for any purpose other than exhibition and/or demonstration for sale to buyers or rental to lessees in the ordinary course of business, without Administrative Agent's prior written consent.

     8.23. Reaffirmation. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (a) an automatic representation and warranty by Borrower to the Lenders that there does not then exist any Default or any Unmatured Default, and (b) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

     8.24. Survival of Representations and Warranties. Borrower covenants, warrants and represents to the Lenders that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be materially true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by the Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

     8.25. Year 2000 Compliance.

          8.25.1. Each Borrower has (i) begun analyzing the operations of its and its Subsidiaries that could be adversely affected by failure to become Year 2000 Compliant and; (ii) developed a plan for becoming Year 2000 Compliant on a Timely Basis, the implementation of which is on schedule in all material respects. Borrower reasonably believes that it will become Year 2000 Compliant for its operations and those of its Subsidiaries on a Timely Basis. "Year 2000 Compliant" means that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999. "Timely Basis" means becoming Year 2000 Compliant before the first time in such Borrower or Subsidiaries' normal operations when Date Sensitive Functions would otherwise yield inaccurate, inappropriate, or inconsistent results that are reasonably likely to have a material adverse effect on such Borrower or

     Subsidiary, as the case may be. "Date Sensitive Functions" include all functions of computer applications, imbedded microchips, and other systems which involve the generation or comparison of dates, the calculation of elapsed time between dates, the generation of random numbers based on dates, the implementation of another function as a consequence of a date, or the processing or generation of any other information in which dates are significant.

          8.25.2. Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower, and each of its Subsidiaries will be Year 2000 Compliant for their own computer applications on a Timely Basis.

     8.26. Perfected Liens. Administrative Agent has a perfected first priority Lien and security interest for the benefit of the Lenders in all Collateral, including, without limitation, the Inventory included in each Borrowing Base Certificate, and all Proceeds of such Inventory and all Accounts, subject only to the Permitted Liens.

9.   Borrower's Covenants.

     9.1. Affirmative Covenants. During the term of this Agreement and thereafter for so long as any Obligations are outstanding and unpaid and the Aggregate Loan Commitments remain in effect, Borrower covenants that unless otherwise consented to by the Required Lenders or all Lenders, as required hereunder, in writing, it shall perform all the acts and promises required by this Agreement and all the acts and promises set forth below.

          9.1.1. Payment and Performance. Borrower will pay and perform all Obligations in full when and as due hereunder.

          9.1.2. Insurance.

               9.1.2.1. Type of Insurance. Borrower will at all times cause the Business and the Collateral to be insured by insurers of reasonable financial soundness and having an A.M. Best rating of A or better, with such policies, against such risks and in such amounts as are appropriate for reasonably prudent businesses in Borrower's industry and of Borrower's size and financial strength.

               9.1.2.2. Requirements as to Insurance Policies. The policies of insurance which Borrower is required to carry shall comply with the requirements listed below:

               (i) Each such policy shall provide that it may not be canceled or allowed to lapse at the end of a policy period without at least 30 days' prior written notice to Administrative Agent;

               (ii) Each liability and hazard insurance policy shall name Administrative Agent as an additional insured for the benefit of the Lenders; and

               (iii) Each property insurance policy required hereunder shall contain a standard lender's loss payable clause in favor of Administrative Agent for the benefit of the Lenders. Such insurance policies shall also contain lender's loss payable endorsements satisfactory to Administrative Agent providing, among other things, that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of Borrower which might otherwise result in forfeiture of such insurance;

               9.1.2.3. Collection of Claims. Borrower will promptly advise Administrative Agent of any insured casualty and Borrower agrees that Administrative Agent may direct all insurance proceeds therefrom to be paid directly to Administrative Agent for the benefit of the Lenders to the extent that such loss is not adequately insured under an insurance policy which names Administrative Agent as a loss payee for the benefit of the Lenders, and hereby appoints Administrative Agent its attorney-in-fact for such purpose.

               9.1.2.4. Blanket Policies. Any insurance required hereunder may be supplied by means of a blanket or umbrella insurance policy.

               9.1.2.5. Delivery of Policies or Certificates of Insurance. Borrower shall deliver to Administrative Agent certificates of insurance issued by insurers to evidence that the insurance maintained by Borrower complies with the requirements hereunder.

          9.1.3. Collection of Receivables; Sale of Inventory. Borrower will collect its Accounts and sell its Inventory only in the ordinary course of business, unless written permission to the contrary is obtained from the Lenders.

          9.1.4. Notice of Litigation and Proceedings. Borrower will give prompt notice to Administrative Agent and each Lender of: (a) any litigation or proceeding (including fines and penalties of any public authority) in which it, or any of the Subsidiaries is a party in which there is a reasonable probability of an adverse decision which would require it or any of the Subsidiaries to pay money or deliver assets, whether or not the claim is considered to be covered by insurance; (b) any class action litigation against it, regardless of size; and
(c) the institution of any other suit or proceeding that might materially and adversely affect its or any of its Subsidiary's operations, financial condition, property or the Business.

          9.1.5. Payment of Debt to Third Persons. Borrower will, and will cause each Subsidiary to, pay, within 30 days after due date, all Debt and any other liability due third persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor in accordance with GAAP being set aside by Borrower or such Subsidiary.

          9.1.6. Notice of Change of Business Location. Borrower will notify Administrative Agent at least 30 days in advance of: (a) any change in or discontinuation of the location of the Collateral, Borrower's principal place of business, or any of the Subsidiaries' existing offices or places of business,
(b) the establishment of any new places of business relating to the Business, and (c) any change in or addition to the locations where Borrower's Inventory or records are kept.

          9.1.7. Payment of Taxes. Borrower will, and will cause each Subsidiary to, pay or cause to be paid, when and as due, all taxes, assessments and charges or levies imposed upon it or on any of its property or that it is required to withhold and pay over to the taxing authority or that it must pay on its income, the failure of which to pay would have a material adverse effect on Borrower individually, or on Borrower and the Subsidiaries on a consolidated basis, except where contested in good faith by appropriate proceedings with adequate reserves therefor in accordance with GAAP, having been set aside by Borrower or such Subsidiary. However, Borrower will and will cause each Subsidiary to, pay or cause to be paid all such taxes, assessments, charges or levies immediately whenever foreclosure of any Lien that attaches on the Collateral appears imminent.

          9.1.8. Further Assurances. Borrower agrees to, and will cause each Subsidiary to, execute such other and further documents, including, without limitation, deeds of trust, promissory notes, security agreements, financing statements, continuation statements, certificates of title, and the like as may from time to time in the reasonable opinion of Administrative Agent or the Required Lenders be necessary to perfect, confirm, establish, re-establish, continue, or complete the security interests, collateral assignments and Liens of the Administrative Agent in the Collateral, and the purposes and intentions of this Agreement.

          9.1.9. Maintenance of Status. Borrower will take all necessary steps to (a) preserve its, and each Subsidiary's, existence as a corporation, (b) preserve Borrower's and the Subsidiaries' franchises and permits, and (c) comply with all present and future material agreements to which Borrower, or any of the Subsidiaries, is subject, and (d) maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which such qualification is necessary or in which the failure to be so qualified might have a material adverse effect on the financial condition or properties of Borrower or the Business. Borrower will not change the nature of the Business during the term of this Agreement.

          9.1.10. Financial Statements; Reporting Requirements; Certification as to Events of Defaults. During the term of this Agreement, Borrower will furnish to Administrative Agent and each Lender:

          (a) within 105 days after the end of each fiscal year, annual detailed financial statements for Borrower and its Subsidiaries as of the end of such fiscal year, consisting of a consolidated and consolidating balance sheet, consolidated and consolidating statement of operations, consolidated and consolidating statements of cash flows and consolidated and consolidating statement of stockholder's equity, in comparative form, together with a narrative description of the financial condition and results of operations and the liquidity and capital resources of Borrower and setting forth in comparative form the corresponding figures for the corresponding period of the prior fiscal year and the corresponding figures from the most recent financial projections of Borrower, discussing file reasons for any significant variations. The statements and balance sheet will be audited by an independent firm of certified public accountants selected by Borrower and reasonably acceptable to Administrative Agent, and certified by that firm of certified public accountants to have been prepared in accordance with GAAP. The certified public accountants will render an unqualified opinion as to such statements and balance sheets.

          (b) by the 50th day after the end of each of Borrower's fiscal quarters, a reasonably detailed balance sheet as of the last day of such quarter and a statement of Borrower's operations for such quarter in a form satisfactory to Administrative Agent, each prepared in accordance with GAAP, together with a certificate of the President, or Chief Financial Officer, in the form of Exhibit 9.1.10(b) attached hereto, of Borrower stating that such Person has reviewed the provisions of the Loan Documents and that a review of the activities of Borrower during such quarter has been made by or under such Person's supervision with a view to determining whether Borrower has observed and performed all of Borrower's obligations under the Loan Documents, and that, to the best of such Person's knowledge, information and belief, Borrower has observed and performed each and every undertaking contained in the Loan Documents and is not at the time in default in the observance or performance of any of the terms and conditions thereof or, if Borrower will be so in default, specifying all of such defaults and events of which such Person may have knowledge;

          (c) by the end of each fiscal year, a detailed budget and detailed projected income statement with cash flow projections and detailed projected balance sheet for the following fiscal year;

          (d) promptly upon receipt thereof copies of all final reports and final management letters submitted to Borrower or any of the Borrower's Subsidiaries by independent accountants in connection with any annual or interim audit of the books of Borrower or such Subsidiaries made by such accountants;

          (e) copies of any and all reports, filings and other documentation delivered to the Securities and Exchange Commission by or on behalf of Borrower promptly after the delivery thereof, if applicable; and

          (f) any other statements, reports and other information as Administrative Agent may reasonably request concerning the financial condition or operations of Borrower and its properties.

          9.1.11. Notice of Existence of Default. Borrower will, and will cause its Subsidiaries to, promptly notify Administrative Agent and each Lender of:
(a) the existence of any known condition or event, which constitutes a Default or an Unmatured Default and (b) the actual or threatened termination, suspension, lapse or relinquishment of any material license, authorization, permit or other right granted Borrower or for Borrower's benefit and used in the Business, or granted to any of its Subsidiaries or for any such Subsidiaries' benefit, by any governmental agency material to the Business.

          9.1.12. Compliance with Laws. Borrower will, and will cause its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders.

          9.1.13. Maintenance of Collateral. Borrower will maintain all material Collateral and every part thereof in good condition and repair. Borrower will not permit the value of the Collateral to be materially impaired. Borrower will defend the Collateral against all claims and legal proceedings by persons other than Administrative Agent and/or the Lenders. Borrower will not transfer the Collateral from the premises where now located (other than Inventory sold in the ordinary course of business and other Collateral transferred in the ordinary course of business), or permit the Collateral to become a fixture or accession (unless so affixed on the Effective Date) to any goods which are not items of Collateral, without the prior written approval of Administrative Agent. Borrower will not knowingly permit the Collateral to be used in violation of any applicable law, regulations, or any policy of insurance. As to Collateral consisting of instruments and chattel paper, Borrower will preserve rights in it against prior parties.

          9.1.14. Collateral Records and Statements. Borrower will keep such accurate and complete books and records pertaining to the Collateral in such detail and form as the Lenders reasonably require, including, but not limited to: schedules of inventory; original orders; invoices; shipping documents; billing settlements and receivables; sold receivables; Inventory listing containing model, serial number (if available) and location. Other reporting will be available upon request by Administrative Agent or the Required Lenders, including, but not be limited to, listings of accounts payable in such form as the Lenders reasonably require. The statements will be in the form and will contain the information as is prescribed by the Lenders.

          9.1.15. Inspection of Collateral. Administrative Agent and any third party appraiser selected by Administrative Agent may examine the Collateral at any time, and from time to time during normal business hours. Administrative Agent and any third party appraiser selected by Administrative Agent will have full access to, and the right to: (a) review, inspect and make abstracts and copies from

Borrower's books and records pertaining to the Collateral, and (b) inspect and examine Inventory and check and test the same as to quality, quantity, Value and condition, wherever located, at any time during reasonable business hours, and from time to time. Borrower will assist Administrative Agent and any third party appraiser selected by Administrative Agent in so doing.

          9.1.16. Landlord's Agreements. Borrower will cooperate with Administrative Agent to obtain landlord waivers and agreements in a form acceptable to the Lenders with respect to leased real property and with respect to any future leases, prior to entering into them.

          9.1.17. Year 2000. Borrower will promptly notify Administrative Agent in the event Borrower determines that any computer application which is material to the operations of Borrower, or any of its Subsidiaries or any of its material vendors or suppliers will not be Year 2000 Compliant on a Timely Basis.

          9.1.18. Reports.

               9.1.18.1. Monthly Reports. Borrower agrees to provide to Administrative Agent and each Lender by the 15th day of each month, or more frequently if requested by Administrative Agent or the Required Lenders, in each case as of the last day of the immediately prior month, each of the following:
(i) Inventory aging report; (ii) aging of Accounts; (iii) a statement of the current Inventory status, showing the Net Book Value thereof; (iv) a general ledger trial balance; (v) reconciliation's of Accounts, Inventory, accounts payable and the Obligations hereunder; and (vi) a listing of Borrower's accounts payable and notes payable (the "Monthly Reports").

               9.1.18.2. Other Reports. Borrower agrees to provide Administrative Agent and each Lender within five (5) Business Days after each request by Administrative Agent or the Required Lenders any other report or information reasonably requested by Administrative Agent or the Required Lenders (the "Other Reports").

               9.1.18.3. Accuracy of Reports. The Monthly Reports, Borrowing Reports and the Other Reports will be true and correct in all respects. Borrower acknowledges Administrative Agent's and each Lender's' reliance on the truthfulness and accuracy of each Monthly Report, Borrowing Base Certificate and the Other Reports.

          9.1.19. Reports. Continuing Requirements - Accounts. Borrower will:
(a) if from time to time required by Administrative Agent, immediately upon their creation, deliver to Administrative Agent reprints of all invoices, delivery evidences and other such documents relating to each Account; (b) not permit or agree to any extension in excess of sixty (60) days, compromise or settle or make any change to any Account except in the ordinary course of business; (c) affix appropriate endorsements or assignments upon all such items of payment and proceeds so that the same may be properly deposited by Administrative Agent to Administrative Agent's bank account for the account of the Lenders; (d) immediately notify Administrative Agent in writing which Accounts may be deemed Ineligible Accounts; and (e) mark all chattel paper and instruments now owned or hereafter acquired by it to show that the same are subject to Administrative Agent's' security interest for the account of the Lenders and immediately thereafter deliver such chattel paper and instruments to Administrative Agent with appropriate endorsements and assignments to Administrative Agent.

     9.2. Negative Covenants. During the term of this Agreement and thereafter, for so long as any Obligations are outstanding and unpaid and the Aggregate Loan Commitment remains in effect, Borrower covenants that unless otherwise consented to in writing by the Required Lenders or all Lenders, as required hereunder, Borrower shall not perform or cause or permit to be performed the following acts:

          9.2.1. Change of Name, Etc. Borrower and the Subsidiaries will not change their name, or begin to trade under any assumed names or trade names without at least ten (10) days prior written notice to Administrative Agent. Borrower will not, and will not permit any Subsidiary to, change its manner of organization, enter into any mergers, consolidations, reorganizations or recapitalizations without the Required Lenders' prior written consent other than as contemplated herein.

          9.2.2. Sale or Transfer of Assets. Except in the ordinary course of business, or except as consented to in writing by all of the Lenders, Borrower and the Subsidiaries will not sell, transfer, lease (including sale-leaseback) or otherwise dispose of all or any substantial part of the Collateral. This provision will not apply to any sale if the proceeds of such sale pay the Obligations in full in cash.

          9.2.3. Encumbrance of Assets. Borrower will not, and will not permit a Subsidiary to, mortgage, pledge, grant or permit to exist a security interest or Lien in or upon any of the Collateral, now owned or hereafter acquired except for the Permitted Liens.

          9.2.4. Acquisition of Stock or Assets; New Subsidiaries. Borrower will not create any new Subsidiaries. Borrower and its Subsidiaries will not, without the Required Lenders' prior written consent, acquire, or enter into any agreement, commitment letter or letter of intent to acquire, all or substantially all the assets of, equity interest or stock in or from in any other Person; provided, however, no such consent shall be required for one acquisition per calendar year if the purchase price of any such acquisition is less than Fifteen Million Dollars ($15,000,000).

          9.2.5. False Certificates or Documents. Borrower has not and will not, and will not permit any Subsidiary to, furnish Administrative Agent or any Lender with any certificate or other document that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

          9.2.6. Assignment. Borrower will not assign or attempt to assign the Loan Documents or any of its interests under the Loan Documents, except in favor of Administrative Agent and the Lenders.

          9.2.7. Transactions with Affiliates. Borrower will not enter into any contracts, leases, sales or other transactions with any Affiliate on terms less favorable than could be obtained generally by Borrower from a non-Affiliate.

          9.2.8. Loans by Borrower. Borrower will not, and will not permit any Subsidiary to, make any loan to any Person, except for loans in anticipation of reasonable and normally reimbursable business expenses, payroll and commission advances and trade credit extended in the ordinary course of Business.

          9.2.9. Fiscal Year. Borrower will give at least sixty (60) days prior written notice to Administrative Agent of any change in its fiscal year-end.

          9.2.10. Total Debt. Borrower shall not create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Debt, except:

          (a)  the Obligations;

          (b)  Subordinated Debt;

          (c)  Debt of any Subsidiary to Borrower;

          (d) Accounts payable to trade creditors and current operating expenses (other than for money borrowed) incurred in the ordinary course of business which are aged not more than thirty (30) days past due, unless actively contested in good faith and by appropriate and lawful proceedings and for which adequate reserves have been established in accordance with GAAP;

          (e)  Debt incurred solely in connection with a Permitted Lien; and

          (f)  Unsecured debt.

          9.2.11. Adverse Transactions. Borrower will not enter into any transaction, or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which shall be reflected in the Borrowing Base Certificate submitted to Administrative Agent pursuant to Section 3.3 of this Agreement.

          9.2.12. Guaranties. Borrower will not guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Debt of any Person, except (i) by endorsement of instruments or items of payment for deposit or collection, and (ii) guaranties given by Borrower in the ordinary course of its business to third parties who finance the purchase of Borrower's Inventory that is sold by Borrower to third parties in the ordinary course of Borrower's business, so long as any such guaranties do not exceed the amount of the purchase price of any such Inventory.

          9.2.13. Bill-and-Hold Sales, Etc. Borrower will not include on any Borrowing Base certificate any Accounts which arise from any sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis without the Lenders' prior written consent.

          9.2.14. Margin Securities. Borrower will not own, purchase or acquire, or permit any Subsidiary to own, purchase or acquire, (or enter, or permit any Subsidiary to enter, into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Administrative Agent shall have received an opinion of counsel satisfactory to Administrative Agent to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Federal Reserve Board then in effect.

     9.3. Financial Covenants.

          9.3.1. Amounts. Borrower agrees that it will achieve as of the last day of each fiscal quarter ending on or after April 30, 1999, the following:

               (a) a Tangible Net Worth plus Subordinated Debt in the combined amount of not less than Eighteen Million Dollars ($18,000,000.00), plus seventy-five percent (75%) of Borrower's cumulative net income after taxes for each fiscal quarter ending on or after July 31, 1999 without giving effect to any negative net income or losses; and

               (b) a ratio of Debt minus Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than Six and One-Half to One (6.5:1.0); and

               (c) a ratio of Debt to EBITDA for the prior four (4) fiscal quarters, in an amount of not greater than Eight to One (8.0:1.0); and

               (d) a ratio of EBITDA for the then ending fiscal quarter to the interest expense of Borrower for such quarter, in an amount of not less than Two and One Half to One (2.5:1.0).

     For purposes of this Agreement: (i) "Tangible Net Worth" means the book value of Borrower's assets less liabilities (including as liabilities all reserves for contingencies and other potential liabilities), excluding from such assets all Intangibles; (ii) "Intangibles" means and includes general intangibles (as that term is defined in the Uniform Commercial Code); accounts receivable and advances due from officers, directors, member, owner, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as Administrative Agent may from time to time determine in Administrative Agents' sole discretion; (iii) "Debt" means all of Borrower's liabilities and indebtedness of any kind and nature whatsoever other than Subordinated Debt (as defined below), whether direct or indirect, absolute, contingent (but only to the extent GAAP would require such contingent obligations to be shown on the balance sheet and not in the footnotes), and including obligations under capitalized leases, guaranties (but only to the extent GAAP would require such guarantied obligations to be shown on the balance sheet and not in the footnotes) or with respect to which Borrower has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Borrower; (iv) "Subordinated Debt" means all of Borrower's Debt which is subordinated to the payment of Borrower's liabilities to the Lenders by an agreement in form and substance satisfactory to the Administrative Agent; and
(v) "EBITDA" means the net income of Borrower before provision for income taxes, interest expense (including, without limitation, implicit interest expense on capitalized leases), depreciation and amortization, excluding therefrom (to the extent included): (A) nonoperating gains (including, without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than Inventory) during the applicable period; (B) net earnings of any business entity in which Borrower has an ownership interest (other than a wholly owned subsidiary) unless such net earnings shall have actually been received by Borrower in the form of cash distributions; (C) any portion of the net earnings of any subsidiary which for any reason is unavailable for payment of dividends to Borrower; (D) the earnings of any entity to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (E) any gain arising from the acquisition of any securities of Borrower; and (F) non-operating losses arising from the sale of capital assets during such period. The foregoing terms will be determined in

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
accordance with GAAP consistently applied, and, if applicable, on a consolidated basis ("Financial Covenants").

          9.3.2. Covenant Compliance Certificate. The President or Chief Financial Officer of Borrower will certify to the Lenders and Administrative Agent, and deliver to the Administrative Agent and each Lender by the 50th day after the end of each quarter, 105th day after the end of each fiscal year end or more often if requested by Administrative Agent or the Required Lenders, in the form attached hereto as Exhibit 9.3.2, that Borrower is in compliance with the Financial Covenants as set forth in a form acceptable to the Lenders in its sole discretion.

     9.4. GAAP. All financial statements delivered or prepared by or on behalf of Borrower hereunder or under the other Loan Documents and all financial calculations applicable to Borrower hereunder or under the other Loan Documents shall be done in accordance with GAAP, and Borrower shall maintain all of its books and records in accordance with GAAP.

10.  Rental Contracts.

     Borrower may rent the Inventory financed by the Lenders or against which the Lenders have advanced funds pursuant to the terms of Borrower's rental contracts (as amended from time to time, collectively, the "Rental Contracts"). All of Borrower's Rental Contracts, agreements, and rental transactions will be in a form reasonably satisfactory to Administrative Agent and will be in accordance with all applicable Federal, State and local Laws. Borrower will indemnify the Administrative Agent and the Lenders against any loss or damage which the Administrative Agent and/or the Lenders suffer, whether direct or indirect, resulting in any way from the Rental Contracts, agreements, or rental transactions which fail to comply with such laws. All Rental Contracts will be transferable and assignable to Administrative Agent for the benefit of the Lenders, and Borrower hereby assigns to Administrative Agent for the benefit of the Lenders each and every Rental Contract. Borrower will indemnify the Administrative Agent and the Lenders against any claims by its customers regarding Borrower's obligations under the Rental Contracts. Borrower will immediately, upon Administrative Agent's' request, deliver to Administrative Agent all Rental Contracts and all related documents. This assignment is a transfer for security only, and, until Administrative Agent has foreclosed its interest in the Rental Contracts, will not be deemed to delegate any of Borrower's duties under the Rental Contracts to Administrative Agent or the Lenders, nor is it intended to alter or impair performance by either party to the Rental Contracts. Administrative Agent may, from time to time, verify the accuracy of the Rental Contracts, and Borrower will immediately, upon Administrative Agent's request, provide Administrative Agent with the following information regarding Rental Contracts which are in effect on the date of such request: (a) the name, address and telephone number of each customer who has executed a Rental Contract; (b) the location of the Inventory; (c) the date of each Rental Contract; (d) the date when the Inventory is to be returned under each Rental Contract; and (e) any other information which Administrative Agent may reasonably request. If the rental period under the Rental Contract is ninety
(90) days or longer, Borrower will stamp the original of such Rental Contract with the following legend:

     "FOR VALUE RECEIVED, THIS AGREEMENT HAS BEEN ASSIGNED TO DEUTSCHE FINANCIAL SERVICES CORPORATION, AS ADMINISTRATIVE AGENT FOR ITSELF AND THE OTHER LENDERS, AND THERE ARE NO DEFENSES AGAINST THE ASSIGNEE."

Other than to Administrative Agent for the benefit of the Lenders, Borrower will not assign, sell, pledge, convey or by any other means transfer any Rental Contracts or chattel paper, without all of the Lenders'

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
prior written consent. Borrower will not enter into any Rental Contracts for Inventory financed by the Lenders or against which the Lenders have advanced funds pursuant to which: (i) the original term of the Rental Contract is greater than three hundred sixty five (365) days; (ii) the customer is bound to become the owner of such Inventory; or (iii) the customer has an option to become the owner of such Inventory for nominal consideration, or for consideration which is less than the unpaid balance owed to the Lenders for such Inventory. If any such Rental Contracts are issued, Borrower will take any action which the Required Lenders may reasonably require to perfect and/or protect Administrative Agent's Lien and security interest in such Rental Contracts and/or the Inventory subject thereto.

11.  Default/Remedies.

     Borrower will be in default under this Agreement (each, a "Default") if

     (a) Borrower breaches any terms, covenants, warranties or representations contained herein, or in any other Loan Document;

     (b) any representation, statement, report or certificate made or delivered by Borrower to Administrative Agent or any Lender is not materially accurate when made or any representation in Sections 8.5, 8.7, 8.9, 8.17, 8.20, 8.23, and
8.26 is not absolutely true and correct when made;

     (c) Borrower fails to pay any portion of the Obligations to any of the Lenders or Administrative Agent when due and payable hereunder or under any other agreement between any such Lender and Borrower;

     (d) Borrower abandons any Collateral;

     (e) Borrower is or becomes in default of any obligation in excess of $250,000.00 owed to any third party;

     (f) a money judgment in excess of $100,000.00 issues against Borrower;

     (g) an attachment, sale or seizure in excess of $100,000.00 issues or is executed against any assets of Borrower;

     (h) Borrower ceases existence as a corporation;

     (i) Borrower ceases or suspends business;

     (j) Borrower makes a general assignment for the benefit of creditors;

     (k) Borrower becomes insolvent or a voluntary or involuntary petition is filed by or against the Borrower under the Federal Bankruptcy Code, any state insolvency Law or any similar Law;

     (l) any receiver is appointed for any of Borrower's assets;

     (m) Borrower loses any franchise, permission, license or right to sell or deal in any Collateral which represents more than fifteen percent (15%) of Borrower's total revenues;

     (n) Borrower misrepresents Borrower's financial condition or organizational structure;

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
     (o) any of the Collateral becomes subject to any Lien, claim, encumbrance or security interest other than a Permitted Lien;

     (p) Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its Business; or any part of the Collateral shall be taken through condemnation or the value thereof shall be impaired through condemnation;

     (q) Administrative Agent determines in good faith that it is insecure with respect to any material portion of the Collateral or the payment of any part of Borrower's Obligations; or

     (r) Dean McLain is not involved in the day-to-day management of each Borrower for more than thirty (30) consecutive days in any twelve (12) month period.

     In the event of a Default:

     (i) Upon a Default described in clauses (j), (k) or (l) above, (A) the Aggregate Loan Commitments and the Swingline Commitment shall be deemed canceled without any presentment, demand, action or notice by the Lenders or Administrative Agent, which the Borrower expressly waives, and Lenders shall have no obligation to make any further or subsequent Loans, and (B) all Obligations shall be automatically accelerated and due and payable, without any presentment, demand, action or notice by the Lenders or Administrative Agent, which the Borrower expressly waives.

          During any Default (other than as set forth in the first sentence to this clause (i)), the Required Lenders may cancel the Aggregate Loan Commitments and the Administrative Agent may, at any time cancel the Swingline Commitment. Such cancellation may be, in either case, without presentment, action, demand or notice of any kind, which Borrower expressly waives. Upon any Default (other than as set forth in the first sentence to this clause (i)), and at any time thereafter, Required Lenders may declare all of the outstanding Obligations immediately due and payable, or otherwise cease making Loans. Such acceleration may be, in either case, without presentment, action, demand or notice of any kind, which Borrower expressly waives.

          Upon a Default, Administrative Agent may at any time at Required Lenders' election, without notice or demand to Borrower, do any one or more of the following: reduce the amount advanced against any eligible Collateral; cease making further Loans on behalf of the Lenders (including, Swingline Loans); declare all or any of the Obligations accelerated and immediately due and payable, together with all costs and expenses of Administrative Agent's' collection activity, including, without limitation, all reasonable attorneys' fees; exercise any or all rights under applicable Law (including, without limitation, the right to possess, transfer and dispose of the Collateral); and/or cease extending any additional credit to Borrower.

     (ii) Borrower will segregate and keep the Collateral in trust for the Lenders, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.

     (iii) Upon Administrative Agent's oral or written demand, Borrower will immediately deliver the Collateral to Administrative Agent, in good order and repair, at a place specified by

          Administrative Agent, together with all related documents; or Administrative Agent may, in Administrative Agent's sole discretion and without notice or demand to Borrower, take immediate possession of the Collateral together with all related documents.

     (iv) Required Lenders may, without notice, apply the Default Interest Rate.

     (v) At the direction of the Required Lenders, Administrative Agent may, without notice to Borrower and at any time or times hereafter enforce payment and collect, by legal proceedings or otherwise, Accounts in the name of Borrower or Administrative Agent; and take control of any cash or non-cash items of payment or proceeds of Accounts and of any rejected, returned, repossessed or stopped in transit goods relating to Accounts. Required Lenders may direct Administrative Agent, in their sole election and without demand, to enter, with or without process of law, any premises where Collateral might be and, without charge or liability to Administrative Agent or Lenders therefor do one or more of the following: (i) take possession of the Collateral and use or store it in said premises or remove it to such other place or places as Administrative Agent may deem convenient; (ii) take possession of all or part of such premises and the Collateral and place a custodian in the exclusive control thereof until completion of enforcement of Administrative Agent's Liens and security interest in the Collateral or until Administrative Agent's removal of the Collateral, and/or (iii) remain on such premises and use the same, together with Borrower's materials, supplies, books and records, for the purpose of liquidating or collecting such Collateral and conducting and preparing for disposition of such Collateral.

     (vi) Upon the occurrence of a Default under Sections 11(c), (e), (j), (k), or (l), the Default Interest Rate shall automatically apply as of the date of the first occurrence of such Default, without any prior notice, demand or action of any type on the part of Administrative Agent.

     (vii) Upon Administrative Agent's or Required Lenders' oral or written demand, Borrower will immediately deliver the original Rental Contracts to Administrative Agent, and Administrative Agent may collect in Administrative Agent's name all amounts owed to Borrower under the Rental Contracts.

     All of Administrative Agent's and Lenders' rights and remedies are cumulative. Administrative Agent's or the Lenders' failure to exercise any of their rights or remedies hereunder will not waive any of their rights or remedies as to any past, current or future Default.

12.  Sale Of Collateral.

     Borrower agrees that if Administrative Agent conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by Administrative Agent of such Collateral in bulk or in parcels within 120 days of: (a) Administrative Agent's taking possession and control of such Collateral; or (b) when Administrative Agent is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Borrower agrees that the purchase of any Collateral by a vendor, as provided in any agreement between Administrative Agent and the vendor, if any, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Borrower further agrees that 7 or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a vendor). Borrower irrevocably waives any requirement that Administrative Agent retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If Administrative Agent disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.

13.  Indemnifications; No Warranties.

     In addition to the payment of expenses and attorneys' fees, if applicable, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Administrative Agent and the Lenders and the officers, directors, employees, agents, and affiliates of Administrative Agent and the Lenders (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Indemnitees, in any manner relating to or arising out of the Loan Documents, the statements contained in any commitment letters delivered by Administrative Agent or any Lender(s), the Lender agreement to make the Loans or any other payment hereunder, or the use or intended use of the proceeds of any of the Loans hereunder, including, without limitation, arising under or in connection with any breach or violation of any Environmental Law (the "Indemnified Liabilities"); provided, however, that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of an Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any Law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 13, shall survive satisfaction and payment of the Obligations and termination of this Agreement. Borrower acknowledges and agrees that neither Administrative Agent nor any Lender has made or makes any warranties with respect to any Inventory (including, without limitation, Floorplan Inventory), whether expressed or implied, including, without limitation, any warranty of merchantability or warranty for fitness for a particular purpose, and Administrative Agent and Lenders each expressly make no such warranties.

14.  Administrative Agent And Lenders.

     14.1. Appointment, Powers, and Immunities. DFS is hereby appointed Administrative Agent hereunder and under each of the other Loan Documents. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term shall include its Affiliates and its own and its Affiliates' officers, directors, employees, representatives, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Borrower to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Borrower or the satisfaction of any condition or to inspect the property (including the books and records) of any Borrower or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     14.2. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) reasonably believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Borrower), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with this Agreement and in the form attached hereto as Exhibit 14.2. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or all Lenders, if all Lenders are required to provide instructions by the express terms of this Agreement), and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     14.3. Employment of Administrative Agents and Counsel. Administrative Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be liable to any Lender, except with respect to money or securities received by it or such agents or attorneys-in-fact, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and shall not be liable to any Lender for acting or failing to act based as advised by such counsel, except where doing so violates an express obligation of Administrative Agent under the Loan Documents.

     14.4. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Unmatured Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Unmatured Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Unmatured Default, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall (subject to Section 14.2 hereof) take such action with respect to such Default or Unmatured Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Unmatured Default as it shall deem advisable in the best interest of the Lenders.

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
     14.5. Rights as Lender. With respect to its Pro Rata Share of the Aggregate Loan Commitment and the Loans made by it, DFS (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. DFS (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and DFS (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Person or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     14.6. Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent (to the extent not reimbursed hereunder, but without limiting the obligations of the Borrower hereunder) ratably in accordance with their respective Pro Rata Share of the Aggregate Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower (subject to the limitations, if any, on the amount of any such fees or expenses Borrower is liable for as set forth herein) to Administrative Agent under this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

     14.7. Notification of Lenders. Each Lender agrees to use its good faith efforts, upon becoming aware of anything which has or is reasonably likely to have a material adverse effect on Borrower or the Collateral, to promptly notify Administrative Agent thereof. Administrative Agent shall promptly deliver to each Lender copies of every written notice, demand, report (including any financial report), or other writing which Administrative Agent gives to or receives from Borrower and which itself (a) constitutes, or which contains information about, something that has or is reasonably likely to have a material adverse effect on any Borrower or the Collateral, or (b) is otherwise delivered to Administrative Agent by Borrower pursuant to the Loan Documents and is deemed material information by Administrative Agent in its sole discretion. Any Lender may, at any time, request Administrative Agent to furnish to such Lender copies of the most recent appraisal, audits and similar documents and Administrative Agent shall provide any such documents to any such Lender. Administrative Agent and its directors, officers, representatives, agents, and employees shall have no liability to any Lender for failure to deliver any such item to such Lender unless the failure constitutes gross negligence or willful misconduct.

     14.8. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information

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
as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Borrower or any of its Subsidiaries or affiliates that may come into the possession of the Administrative Agent or any of its affiliates.

     14.9. Resignation. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank or other financial institution organized under the laws of the United States of America or any state thereof having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

15.  Other Terms.

     15.1. Amendment, Changes and Modification. Unless otherwise provided herein, no amendment to or modification of any provision of this Agreement, or of any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Borrower and Administrative Agent. Unless otherwise provided herein, no waiver of, or consent to any departure by Borrower from, the requirements of any provision of this Agreement or any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers or representatives of Administrative Agent. Any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. The foregoing notwithstanding, no such amendment, modification or consent shall, unless signed by authorized officers of Borrower and authorized officers or representatives of the all Lenders: (i) change any Lender's Pro Rata Share of the Aggregate Loan Commitment, or subject any Lender to a greater obligation than expressly provided for in this Agreement, (ii) reduce or forgive the repayment of principal of any Loan, or change the rate, or mechanism for determining the interest or any fees or other amounts payable to a Lender hereunder, (iii) change the regularly scheduled dates for payments of principal or interest of any Loan or other fees or amounts payable to any Lender under the Loan Documents (including, without limitation, the Maturity Date), (iv) change the definition of Required Lenders herein, (v) change the provisions of this Section, (vi) change the provisions of Section 14 to the detriment of any Lender, (vii) release any Borrower from its obligations under the Loan Documents, (viii) change the Borrowing Base definition, or (ix) release any of the Collateral (except in the ordinary course of business or as otherwise expressly permitted by the terms of this Agreement). No failure by Administrative Agent or any Lender to exercise, and no delay by Administrative Agent or any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Administrative Agent or any Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege existing under any Law or otherwise. Borrower shall not have any obligation to reimburse any Lender for its

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attorneys fees and other expenses incurred in connection with its administration of this Agreement and the other Loan Documents, including, without limitation, in connection with any amendment, modification or waiver of this Agreement or the Loan Documents.

     15.2. Binding Effect. The Loan Documents will be binding upon the parties, their successors and assigns, provided, however, that Borrower shall not assign or attempt to assign this Agreement, any other Loan Document or any of its interests under the Loan Documents, without the prior written consent of Administrative Agent.

     15.3. Broker Fee. No party hereto is obligated to pay any premium or other charge, brokerage fee or commission in connection with the agreements set forth herein. Each party will indemnify the others and hold it harmless from any such claim arising out of such party's acts or those of its representatives.

     15.4. Entire Agreement. The parties intend that all Debt incurred hereunder and the Obligations shall be governed exclusively by the terms of this Agreement and the other Loan Documents. The Loan Documents embody the entire agreement of the parties relating to the Aggregate Loan Commitment. There are no promises, terms, conditions, obligations or warranties other than those contained in the Loan Documents. The Loan Documents supersede all prior communications, representations or agreements, verbal or written, between the parties relating to the Aggregate Loan Commitment.

     15.5. Headings. The headings to the sections of this Agreement are included only for the convenience of the parties and will not have the effect of defining, diminishing or enlarging the rights of the parties or affecting the construction or interpretation of any portion of this Agreement.

     15.6. Incorporation by Reference. All other Loan Documents are incorporated herein by this reference and are made a part of this Agreement as if fully set forth herein. This Agreement, prior to such incorporation, controls in the event of any conflict with the terms of any other Loan Documents.

     15.7. Interpretation. For the purpose of construing this Agreement, unless the context otherwise requires, words in the singular will be deemed to include words in the plural, and vice versa.

     15.8. Notices. Any notice under the Loan Documents, will be in writing. Any notice to be given or document to be delivered under the Loan Documents will be deemed to have been duly given upon delivery, if delivered in person or by any nationally-recognized overnight delivery service (costs prepaid) which provides proof of delivery, upon tested facsimile transmission, or on the fifth Business Day after mailing, if mailed by U.S. certified mail, return receipt requested, postage prepaid mail, addressed to Administrative Agent, Lender or Borrower at the appropriate addresses set forth on the signature pages hereto. Administrative Agent will use reasonable efforts to deliver any notice Administrative Agent is required to give to Borrower; provided, however, that failure by Administrative Agent to actually give any such notice will not be deemed to be a waiver of any rights or remedies of Administrative Agent and will not give rise to any claims, defenses or damages by Borrower. The addresses for notices are those set forth on the signature pages hereto or such other addresses as may be hereafter specified by written notice by the parties:

     15.9. No Third Party Beneficiary Rights and Reliance. No Person not a party to this Agreement will have any benefit under this Agreement nor have third-party beneficiary rights as a result of any of the Loan Documents, nor will any party be entitled to rely on any actions or inactions of

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
Administrative Agent or any Lender or its agents, all of which are done for the sole benefit and protection of the Administrative Agent and the Lenders.

     15.10. Protection or Preservation of Collateral. Administrative Agent and Lenders will not have any contractual duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Administrative Agent and Lenders will not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral regardless of the cause.

     15.11. Relationship of the Parties. No party hereto is or will be deemed a partner, joint venturer or related entity of any other party hereto by reason of the Loan Documents.

     15.12. Severability. If any provision of this Agreement (either generally, or as to a specific application to a set of facts) will be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement (either in its entirety, or as to or the application of such provision to any other set of facts), but this Agreement will be construed as if such invalid, illegal or unenforceable provision never had been included in this Agreement.

     15.13. Maximum Interest. Borrower acknowledges that the Administrative Agent and the Lenders intend to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provision contained herein or in any other document executed or delivered in connection herewith or therewith, the Administrative Agent and the Lenders shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if the Lenders ever receive, collect or apply as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of advances under this Agreement, and, second, any remaining excess will be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower, the Administrative Agent and the Lenders shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (b) exclude voluntary pre-payments and the effect thereof; and (c) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

     15.14. Survival. The grant of security interest herein to secure all Obligations, and all provisions relating to the Collateral will survive termination of this Agreement and will remain in full force and effect until all Obligations have been paid in full and this Agreement has been terminated. The Agreement to arbitrate all Disputes will survive termination of this Agreement.

     15.15. Participations; Assignments.

          15.15.1. Permitted Assignments. At any time after the Execution Date, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Notes payable to it, its Pro Rata Share of the Aggregate Loan Commitments and its Loans), provided that the terms of assignment satisfy the following requirements:

               15.15.1.1. Administrative Agent shall have accepted the assignment, which acceptance shall not be unreasonably withheld; provided, however, that if the Aggregate Loan

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
Commitments have been terminated and the Obligations accelerated by the Required Lenders, then Administrative Agent's consent shall not be required.

               15.15.1.2. Each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement.

               15.15.1.3. For each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance in the form attached hereto as Exhibit 14.2 together with any Note subject to such assignment and a processing fee of $3,500 payable to Administrative Agent for its own account.

               15.15.1.4. The minimum amount of the Aggregate Loan Commitment which shall be assigned (and in the case of Administrative Agent, the Swingline Commitment) is $25,000,000 or such lesser amount which constitutes such Lender's entire Pro Rata Share of the Aggregate Commitment; provided, however, that no such minimum shall apply between a Lender and its Affiliates, or between one Lender and another Lender or an assignment of all of a Lender's rights and obligations under this Agreement.

               15.15.1.5. The assignee shall have an office located in the United States and is otherwise an Eligible Assignee.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to the exemption from deduction or withholding of taxes in accordance with
Section 3.15.

          15.15.2. Register; Consequences and Effect of Assignments.

               15.15.2.1. From and after the effective date specified in any Assignment and Acceptance, the assignee shall be deemed and treated as a party to this Agreement and, to the extent that rights and obligations hereunder and under the Notes held by the assignor have been assigned or negotiated to the assignee pursuant to such Assignment and Acceptance, to have the rights and obligations of a Lender hereunder as fully as if such assignee had been named as a Lender in this Agreement and of a holder of such Notes, and the assignor shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement.

               15.15.2.2. By executing and delivering an Assignment and Acceptance, the assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto substantially as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its Obligations; (iii) such assignee confirms that it has received a

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
copy of this Agreement, together with copies of the financial statements and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Administrative Agent, such assignor, or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of a Note.

               15.15.2.3. The Administrative Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Pro Rata Share of the Aggregate Loan Commitment of, and principal amount of Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 14.2 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

               15.15.3. Administrative Agent to Retain Copies of Assignments and Acceptances. Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it.

               15.15.4. Notice to Borrower of Assignment. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, if Administrative Agent accepts the assignment contemplated thereby, Administrative Agent shall give prompt notice thereof to Borrower. Borrower shall execute and deliver replacement Notes to the assignor and assignee as requested by Administrative Agent and necessary to give effect to the assignment. If Borrower fails or refuses to execute and deliver such replacement Notes, Administrative Agent may, as agent and attorney-in-fact for Borrower, execute and deliver such replacement Notes on behalf of Borrower. Borrower hereby appoints Administrative Agent as its agent and attorney-in-fact for such purpose and acknowledges that such power is coupled with an interest and therefore irrevocable. Administrative Agent shall not have any liability to Borrower or anyone else, including any Lender, as a consequence of exercising the power granted to Administrative Agent in the foregoing sentence in any instance.

               15.15.5. Assignment to Federal Reserve Bank. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Federal Reserve Regulations and any Operating Circular issued by such Federal Reserve Bank, or as otherwise required by any Law or governmental authority. No such assignment shall release the assigning Lender from its obligations hereunder.

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
               15.15.6. Information. Any Lender or Administrative Agent may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender or Administrative Agent, as the case may be, from time to time to assignees and participants (including prospective assignees and participants).

               15.15.7. Sale of Participations. No Lender may sell participations in its Loans to any other Person; provided, however, any Lender may sell such participations as it may be required to do under any applicable Law or as otherwise instructed to do so by any governmental authority.

     15.16. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

     15.17. Information. Administrative Agent and each Lender may provide to any third party any credit, financial or other information on Borrower that Administrative Agent or any such Lender may from time to time possess.

     15.18. Release. Borrower releases Administrative Agent and each Lender from all claims and causes of action which Borrower may now or hereafter have for any loss or damage to it claimed to be caused by or arising from: (a) any failure of Administrative Agent or Lenders to protect, enforce or collect, in whole or in part, any Account; (b) Administrative Agent's or Lenders' notification to any Account Debtors thereon of Administrative Agent's or Lenders' security interest in any of the Accounts; (c) Administrative Agent or Lenders directing any Account Debtor to pay any sum owing to Borrower directly to Administrative Agent; and (d) any other act or omission to act on the part of Administrative Agent or Lenders, their officers, agents or employees, except for willful misconduct or gross negligence. Administrative Agent and Lenders will have no obligation to preserve rights to Accounts against prior parties.

     15.19. Miscellaneous. Time is of the essence regarding Borrower's performance of its obligations hereunder and under all Loan Documents notwithstanding any course of dealing or custom on Administrative Agent's or Lenders' part to grant extensions of time. Borrower's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any Lien or security interest granted hereunder. Administrative Agent and Lenders will have the right to refrain from or postpone enforcement of this Agreement or any other Loan Documents without prejudice and the failure to strictly enforce the Loan Documents will not be construed as having created a course of dealing between Administrative Agent and Lenders and Borrower contrary to the specific terms of the Loan Documents or as having modified, released or waived the same. The express terms of this Agreement and the other Loan Documents will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If Borrower fails to pay any Taxes, fees or other obligations which may impair Administrative Agent's interest for the benefit of the Lenders in the Collateral, or fails to keep the Collateral insured, Administrative Agent, on behalf of the Lenders, may, but shall not be required to, pay such Taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) a part of the Obligations, which shall be subject to interest as provided herein for Revolving Credit Loans; and (b) due and payable immediately in full. Borrower agrees to pay all of Administrative Agent's and Lenders' reasonable attorneys' fees and expenses incurred by Administrative Agent and Lenders in enforcing Administrative Agent's and Lenders' rights hereunder.

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
     15.20. Waivers by Borrower. Borrower irrevocably waives notice of: the Lenders' acceptance of this Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Borrower and the Lenders irrevocably waive all rights to claim any punitive and/or exemplary damages. Borrower waives all rights of offset and counter claims Borrower may have against Administrative Agent and Lenders. Borrower waives all notices of default and non-payment at maturity of any or all of the Accounts.

     15.21. NO ORAL AGREEMENTS. The following notice is given pursuant to
Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

     ORAL AGREEMENTS OR COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU, (BORROWER(S)) AND US (LENDERS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

     15.22. Statutory Notice-Insurance. The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

     UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

     15.23. Use of Counsel and Receipt of Agreement. Borrower acknowledges that it has received a true and complete copy of this Agreement. Borrower acknowledges that it has (a) had representation of counsel during negotiation of this Agreement, and (b) read and understood this Agreement.

     15.24. Facsimiles, Etc. Notwithstanding anything herein to the contrary:
(a) Administrative Agent and each Lender may rely on any facsimile copy, electronic data transmission or electronic data storage of any statement, statement of transaction, financial statements or other reports, and (b) such

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
facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other Loan Documents, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

     15.25. Power of Attorney. Borrower irrevocably appoints Administrative Agent (and any Person designated by it) as Borrower's true and lawful attorney with full power to at any time, in the discretion of Administrative Agent (after Default has occurred) to: (a) endorse the name of Borrower upon any of the items of payment of proceeds of the Collateral and deposit the same in the bank account of Administrative Agent for the account of the Lenders for application to the Obligations; (b) sign the name of Borrower to verify the accuracy of the Accounts; (c) sign the name of Borrower on any document or instrument that Administrative Agent shall deem necessary or appropriate to perfect and maintain perfected the security interests in the Collateral under this Agreement and other Loan Documents; (d) initiate and settle any insurance claim and endorse Borrower's name on any check, instrument or other item of payment; (e) endorse the name of Borrower upon financing statements, instruments, certificates of title and statements of origin pertaining to the Collateral; (f) supply omitted information and correct errors in any documents between Administrative Agent and/or the Lenders and Borrower; (g) do anything to preserve and protect the Collateral and Administrative Agent's and Lenders' rights and interest therein;
(h) in a commercially reasonable manner in the circumstances demand payment, enforce payment and otherwise exercise all of Borrower's rights, and remedies with respect to the collection of any Accounts; (i) in a commercially reasonable manner in the circumstances settle, adjust, compromise, extend or renew any Accounts; (j) in a commercially reasonable manner in the circumstances settle, adjust or compromise any legal proceedings brought to collect any Accounts; (k) in a commercially reasonable manner in the circumstances sell or assign any Accounts upon such terms, for such amounts and at such time or times as the Required Lenders may deem advisable; (l) in a commercially reasonable manner in the circumstances discharge and release any Accounts; (m) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (n) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or goods pertaining thereto; and (o) take control in any manner of any item of payments or proceeds and for such purpose to notify the postal authorities to change the address for delivery of mail addressed to Borrower to such address as Administrative Agent may designate. This power of attorney is for value and coupled with an interest and is irrevocable so long as any Obligations remain outstanding and by Administrative Agent exercising such right, Administrative Agent and Lenders shall not waive any right against Borrower until the Obligations are paid in full.

16.  Binding Arbitration.

     16.1. Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common Law, statutory Law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any Collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement, the other Loan Documents, and/or any amendments, modifications, restatements or repayments replacements hereto or thereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between DFS and Borrower; and/or (c) any act committed by Administrative Agent or any Lender relating to this Agreement

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
or by any parent company, subsidiary or affiliated company of such companies (the "Lender Companies"), or by any employee, agent, officer or director of a Lender Company whether or not arising within the scope and course of employment or other contractual representation of the Lender Companies provided that such act arises under a relationship, transaction or dealing between a Lender Company and Borrower (collectively the "Disputes"), will be subject to and resolved by binding arbitration.

     16.2. Administrative Body. All arbitration hereunder will be conducted by the American Arbitration Association ("AAA"). If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitral forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitration proceedings will be in St. Louis County, Missouri.

     16.3. Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than thirty (30) days after the filing of a claim for arbitration, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es), (c) the opposing party will be permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

     16.4. Exemplary or Punitive Damages. The Arbitrator(s) will not have the authority to award exemplary or punitive damages and each party hereby irrevocably waives any right to claim any exemplary or punitive damages.

     16.5. Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered as a judgment or order in any state or federal court and may be confirmed within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

     16.6. Prejudgment and Provisional Remedies. Nothing herein will be construed to prevent Administrative Agent's, any Lender's or Borrower's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, liquidation, and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive Administrative Agent's, any Lender's or Borrower's right to compel arbitration of any Dispute.

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
     16.7. Attorneys' Fees. If Borrower, Administrative Agent or the Lenders bring any other action for judicial relief with respect to any Dispute (other than those set forth in Section 16.6) the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If Borrower, Administrative Agent or the Lenders bring or appeal an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action. Except as set forth above, each party will bear their own costs and expenses (including attorneys' fees).

     16.8. Limitations. Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.

     16.9. Survival After Termination. The agreement to arbitrate will survive the termination of this Agreement.

17. Invalidity/Unenforceability Of Binding Arbitration. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. BORROWER, EACH LENDER AND ADMINISTRATIVE AGENT WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

18. Governing Law. Borrower and each Lender acknowledges and agrees that this Agreement and all Loan Documents have been substantially negotiated, and will be substantially performed, in the state of Missouri. Accordingly, Borrower and each Lender agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.

      {remainder of page intentionally left blank; signature pages follow}

     IN WITNESS WHEREOF, the parties have, by their duly authorized officers, executed this Agreement as of the Effective Date.

THIS AGREEMENT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGES WAIVER PROVISIONS

ATTEST:                                   WESTERN POWER & EQUIPMENT CORP.,
                                          a Delaware corporation


By: MARK J. WRIGHT                        By: DEAN MCLAIN
    --------------------------------          ----------------------------------
Secretary Print Name: Mark J. Wright
                      --------------      Title: President/CEO
                                                 -------------

ATTEST:                                   WESTERN POWER & EQUIPMENT CORP.,
                                          an Oregon corporation


By: MARK J. WRIGHT                        By: DEAN McLAIN
    --------------------------------          ----------------------------------
Secretary Print Name: Mark J. Wright
                                          Title: President/CEO
                                                 -------------


                                          Notices:

                                              Western Power and Equipment Corp.
                                              4601 N.E. 77th Avenue, Suite 200
                                              Vancouver, WA 98662
                                              Attention:  Mark J. Wright
                                              Facsimile No.:(360) 253-4830

                                          DEUTSCHE FINANCIAL SERVICES
                                          CORPORATION, as Administrative Agent
                                          and as a Lender

                                          By:
                                              ----------------------------------
                                          Print Name:
                                                      --------------------------
                                          Title:
                                                 -------------------------------

                                          Notices:

                                              Deutsche Financial Services
                                              Corporation
                                              1630 Des Peres Road, Suite 305
                                              St. Louis, Missouri 63131
                                              Attention:  Ken MacDonell
                                              Facsimile No.:  (314) 909-0307
                                                    with a copy to:

                                               Deutsche Financial Services
                                               Corporation
                                               655 Maryville Centre Drive
                                               St. Louis, MO 63141-5832
                                               Attention:  General Counsel
                                               Facsimile No.:(314) 523-3228

                                INDEX OF EXHIBITS
                                -----------------



EXHIBIT 3                  LENDER'S COMMITMENT AND PRO-RATA SHARES

EXHIBIT 3.3                BORROWING BASE CERTIFICATE

EXHIBIT 5.1                BORROWING REQUEST FORM

EXHIBIT 7.1.8              PRESIDENT'S CERTIFICATE

EXHIBIT 7.1.9              SECRETARY'S CERTIFICATE OF RESOLUTION AND INCUMBENCY

EXHIBIT 8.3                LITIGATION

EXHIBIT 8.5                LIENS

EXHIBIT 8.7                SUBSIDIARIES

EXHIBIT 8.17               COLLATERAL LOCATIONS

EXHIBIT 8.18               REAL PROPERTY OWNED OR LEASED

EXHIBIT 9.1.10(b)          LOAN AND SECURITY AGREEMENT CERTIFICATIONS

EXHIBIT 9.3.2              COVENANT COMPLIANCE CERTIFICATE

EXHIBIT 14.2               ASSIGNMENT AND ACCEPTANCE

                                    EXHIBIT 3
                                    ---------

                    LENDER'S COMMITMENTS AND PRO-RATA SHARES

LENDER                                                  COMMITMENT                 PRO-RATA SHARES
------                                                 -----------                 ---------------
Deutsche Financial Services Corporation                $75,000,000                       100.0000%
AGGREGATES                                             $75,000,000                       100.0000%

                                   EXHIBIT 3.3
                                   -----------

                           BORROWING BASE CERTIFICATE
                           --------------------------



                    [To Be Provided by Administrative Agent]

                                   EXHIBIT 5.1
                                   -----------

                            FORM OF BORROWING REQUEST
                            -------------------------

Deutsche Financial Services Corporation,
  as Administrative Agent
1630 Des Peres Road, Suite 290
St. Louis, Missouri 63131
Attention: Kenneth MacDonell

     Re: Amended and Restated Loan and Security Agreement, among Western Power & Equipment Corp., a Delaware corporation, and Western Power & Equipment Corp., an Oregon corporation (individually and collectively "Borrower"), Deutsche Financial Services Corporation ("Administrative Agent"), as Administrative Agent for itself and the Lenders, and the Lenders, dated as of June ___, 1999, as it may be amended, modified, restated or replaced from time to time (the "Loan Agreement")

Ladies and Gentlemen:

     The undersigned is an authorized officer of each Borrower, and, as such is authorized to make and deliver this advance request on behalf of each Borrower pursuant to the Credit Agreement. All capitalized words used herein that are defined in the Loan Agreement have the meanings defined in the Loan Agreement.

     Borrower hereby requests that Administrative Agent make a Revolving Credit Loan of $______ to Borrower under the terms of the Loan Agreement on
______________.

     Borrower hereby requests that Administrative Agent make a Floorplan Inventory Loan of $______ to Borrower under the terms of the Loan Agreement on
_______________.

     The undersigned hereby certifies that:

     (A) The representations and warranties contained in Section 8 of the Loan Agreement hereof are materially correct (except that the representations and warranties contained in Section 8.5, Title to Collateral, Section 8.7, Subsidiaries, Section 8.9, Place of Business,
          Section 8.17, Location of Collateral, Section 8.20, Solvency, Section 8.23, and Reaffirmation, Section 8.26, Perfected Liens, shall be absolutely true and correct) on and as of the date of such Loan as though made on and as of such date, and

     (B) There exists no Default or Unmatured Default, nor would any Default or any Unmatured Default result from the making of the Loan requested by Borrower;

     (C) The amount of the requested Loan will not, when added to the current amount of the Revolving Credit Loan, Floorplan Inventory Loan and the Swingline Loan, exceed (i) the Maximum Available Amount, (ii) the Total Revolving Credit Limit, (iii) the Floorplan Inventory Limit, or
          (iv) the Aggregate Loan Commitment; and

     (D) All conditions precedent under Section 7 of the Loan Agreement have been satisfied.

     Executed this _____ day of _______________, _____.



                                        ________________________________________
                                        WESTERN POWER & EQUIPMENT CORP.,
                                        a Delaware corporation
                                        President



                                        ________________________________________
                                        WESTERN POWER & EQUIPMENT CORP.,
                                        an Oregon corporation
                                        President

                                  EXHIBIT 7.1.8
                                          -----

                             PRESIDENT'S CERTIFICATE
                             -----------------------

     I, _______________, President of Western Power & Equipment Corp., a Delaware corporation, and Western Power & Equipment Corp., an Oregon corporation (individually and collectively "Borrower"), hereby certify to Deutsche Financial Services Corporation ("Administrative Agent"), as Administrative Agent for itself and the Lenders, and to each Lender, in connection with the Amended and Restated Loan and Security Agreement dated as of June ___, 1999 among Borrower, Administrative Agent and the Lenders (as amended, modified, restated or replaced from time to time, the "Agreement"; terms defined in the Agreement are used herein as so defined), that:

     1. The representations and warranties of Borrower contained in Section 8 of the Agreement are correct on and as of the date hereof as though made on and as of such date;

     2. No event has occurred and is continuing, or would result from any Loan being made to Borrower under the Agreement on the date hereof, which constitutes a Default; and

     3. After the funding of the Loans to be made by Lenders or Administrative Agent to Borrower on the date hereof, or, if there is no funding on the date hereof, on the date of the initial funding after the date hereof, Borrower will be in full compliance with all of the terms and provisions of the Agreement.

     IN WITNESS WHEREOF, I have signed this Certificate this ____ day of ___________, ____.


                                        WESTERN POWER & EQUIPMENT CORP., a
                                        Delaware corporation
                                        President



                                        WESTERN POWER & EQUIPMENT CORP.,
                                        an Oregon corporation
                                        President

                                  EXHIBIT 7.1.9
                                    [EXAMPLE]

              SECRETARY'S CERTIFICATE OF RESOLUTION AND INCUMBENCY

     I certify that I am the Secretary or Assistant Secretary of the corporation named below, and that the following completely and accurately sets forth certain resolutions of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice (and with shareholder approval, if required by law), at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

     Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion:

     "RESOLVED, That the several officers, directors, and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from Deutsche Financial Services Corporation as Administrative Agent for itself and other lenders ("Administrative Agent") and from the Lenders, in connection with such documents and agreements, drafts of which have been provided to this Board of Directors, in such amounts and on such terms as such officers, directors or agents deem proper; to enter into financing, security, pledge and other agreements with Administrative Agent and/or the Lenders, relating to the terms upon which such financing may be obtained and security and/or other credit support is to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements; execute and deliver any and all assignments and schedules; and from time to time to pledge, assign, mortgage, grant security interests, and otherwise transfer, to Administrative Agent and/or the Lenders as collateral security for any obligations of this corporation to Administrative Agent, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; the Board of Directors hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do with respect to the foregoing."

     I do further certify that the following are the names and specimen signatures of the officers and agents of said corporation so empowered and authorized, namely:

President:      ______________________
                (Print Name)                                       (Signature)

Vice-President: ______________________
                 Print Name)                                       (Signature)

Secretary:      ______________________
                (Print Name)                                       (Signature)

Treasurer:      ______________________
                (Print Name)                                       (Signature)

Witness by hand and seal of said corporation this ____ day of ____________, _____. (seal)

                                        ________________________________________
                                        Secretary
                                        Western Power & Equipment Corp.,
                                        a Delaware Corporation

                                   EXHIBIT 8.3
                                   -----------

                                   LITIGATION
                                   ----------


                          [To be provided by Borrower]

                                   EXHIBIT 8.5
                                   -----------

                                      LIENS
                                      -----


                          [To be provided by Borrower]

                                   EXHIBIT 8.7
                                   -----------

                                  SUBSIDIARIES
                                  ------------


                          [To be provided by Borrower]

                                  EXHIBIT 8.17
                                  ------------

                              COLLATERAL LOCATIONS
                              --------------------


                                 [See attached]

OREGON
1745 NE Columbia Blvd.                  Sahlberg Equipment                      1886 Silverton Road, N.E.
P.O. Box 11206                          13691 N.E. Whitaker Way                 P.O. Box 7304
Portland, OR 97211                      Portland, OR 97230                      Salem, OR 97303
(503) 283-2461 Phone                    (503) 255-7767 Phone                    (503) 362-1371 Phone
(503) 283-2879 Fax                      (503) 254-8545 Fax                      (503) 362-8047 Fax
(504)(800)638-9941 Toll Free            (800)825-0767 Toll Free                 (800)458-6938 Toll Free

1702 N. 28th Street                     63291 Nels Anderson Rd
Springfield, OR 97477                   Bend, OR 97701
(541) 747-4591 Phone                    (541) 383-1667 Phone
(541) 747-4595 Fax                      (541) 385-8127 Fax
(800) 458-6939 Toll Free                (800) 666-9476


WASHINGTON
2702 W. Valley Hwy., North              3217 Hewitt Avenue                      W. 7916 Sunset Hwy.
Auburn, WA 98001                        Everett, WA 98201                       Spokane, WA 99204
(206) 735-2702 Phone                    (206) 339-2435 Phone                    (509) 838-3547 Phone
(206) 735-3664 Fax                      (206) 258-4786 Fax                      (509) 547-2551 Fax
(800) 562-8261 Toll Free                (800)562-2022 Toll Free                 (800) 325-7802 Toll Free
(206) 351-0000 Parts Fax

                                        Sahlberg Equipment
500 Prospect Place                      913 S. Central
Maxee, WA 98936                         P.O. Box 6609
(509) 575-0486 Phone                    Kent, WA 98032
(509) 248-4043 Fax                      (206) 859-8200 Phone
                                        (206) 859-1808 Fax
                                        (800) 742-8890 Toll Free

1901 Frontier Loop                      13184 Wheeler Rd., Bldg. #4             723 15th Street
Pasco, WA 99301                         Moses Lake, WA 98837-9751               Clarkston, WA 99403
(509) 547-8920 Phone                    (509) 766-0198 Phone                    (509) 785-8235 Phone
(509) 766-2198 Fax                      (509) 248-4043 Fax                      (509) 758-8235 Fax
(800) 325-0801 Toll Free                (800) 404-1972 Toll Free


NEVADA

1455 Glendale Avenue
Sparks, NV 89431
(702) 358-5000 Phone
(702) 355-5148 Fax
(800) 846-0293 Toll Free

CALIFORNIA
25886 Clawiter Rd.                      3433-B Regional Parkway                 672 Brunken Avenue
Hayward CA  94545                       Santa Rosa, CA 95403                    Salinas, CA 93901
(510) 782-9600 Phone                    (707) 544-9600 Phone                    (408) 769-9600 Phone
(510) 782-2400 Fax                      (707) 544-9146 Fax                      (408) 769-9786 Fax
(800) 640-9939 Toll Free                (800) 851-4443 Toll Free                (888) 769-CASE/2273

2535 Ellis St.                          1751 Bell Avenue                        1041 S. Pershing Avenue
Redding, CA 96001                       Sacramento, CA 95838-2862               Stockton, CA 95206
(916) 245-9000 Phone                    (916) 649-0096 Phone                    (209) 464-9600 Phone
(916) 246-2978 Fax                      (916) 649-0584 Fax                      (209) 464-9647 Fax
(800) 892-7988 Toll Free                (800) 541-0008 Toll Free                (800) 692-3460 Toll Free

                                        8271 Commonwealth Avenue                3199 Onstoltt Road
                                        Buena Park, CA                          Yuba City, CA 95991
                                        Phone                                   (530) 671-2120 Phone
                                        Fax                                     (530) 674-0950 Fax


ALASKA

2020 E. Third Avenue                    3510 International Way
Anchorage, AK 99601-2984                Fairbanks, AK
(907) 277-1541 Phone                    (907) 457-1541 Phone
(907) 276-6795 Fax                      (907) 457-1540 Fax
(800) 478-2004 Toll Free


CORPORATE OFFICE:
Western Power & Equipment
4601 N.E. 77th Ave., Ste. 200
Vancouver, WA 98662
(360) 253-2346 Phone
(360) 253-4830 Fax
(800) 333-2346 Toll Free

                                  EXHIBIT 8.18
                                  ------------

                          REAL PROPERTY OWNED OR LEASED
                          -----------------------------


                          [To be provided by Borrower]

                                EXHIBIT 9.1.10b)
                                ----------------

                         WESTERN POWER & EQUIPMENT CORP.

                   LOAN AND SECURITY AGREEMENT CERTIFICATIONS

AS OF __________, ____

     In accordance with Section 9.1.10(b) of the Amended and Restated Loan and Security Agreement dated as of June ___, 1999 ("Agreement"), by and among Western Power & Equipment Corp., a Delaware corporation and Western Power & Equipment Corp., an Oregon corporation (individually and collectively "Borrower") and Deutsche Financial Services Corporation as Administrative Agent for itself and the other Lenders, and Deutsche Financial Services Corporation as a Lender (as defined therein) and the other Lenders thereto, I certify that:

     1. The enclosed Borrower prepared quarterly financial package (Consolidating Balance Sheet and Consolidating Statement of Operations) as of and for the period ending __________, ____, all unaudited, fairly present the financial position and results of operations of Borrower and its Subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied, and

     2. To the best of my knowledge, Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrower under the Agreement and that no Default has occurred.

                                        WESTERN POWER & EQUIPMENT CORP.,
                                        a Delaware corporation



                                        By:_____________________________________

                                        Title:__________________________________



                                        WESTERN POWER & EQUIPMENT CORP., an
                                        Oregon corporation


                                        By:_____________________________________

                                        Title:__________________________________

                                  EXHIBIT 9.3.2
                                  -------------

                         WESTERN POWER & EQUIPMENT CORP.
                         COVENANT COMPLIANCE CERTIFICATE
                       FOR THE ______ENDING _______, ____

                                  EXHIBIT 14.2
                                  ------------

                    FORM OF LENDER ASSIGNMENT AND ACCEPTANCE
                    ----------------------------------------

                           DATED              ,
                           ------------------------

     Reference is made to the Amended and Restated Loan and Security Agreement dated as of June __, 1999 (as amended, modified, restated or replaced from time to time the "Agreement") by and among Western Power & Equipment Corp., a Delaware corporation, and Western Power & Equipment Corp., an Oregon corporation, (individually and collectively "Borrower"), and Deutsche Financial Services Corporation ("DFS"), as Administrative Agent for itself and the other Lenders, Deutsche Financial Services Corporation as a Lender (as defined therein) and the Lenders as defined in the Credit Agreement. Terms defined in the Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Pro Rata Share of the Aggregate Loan Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Person or the performance or observance by any Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and
(iv) attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Pro Rata Share of the Aggregate Loan Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Pro Rata Share of the Aggregate Loan Commitment retained by the Assignor, if any, as specified on Schedule 1.

     3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the latest financial statements in the possession of Assignor and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Lender; and (v) attaches any U.S. Internal Revenue Service or other forms required under the Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Missouri.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. Notary contained in this Assignment and Acceptance modifies or alters any provision of the Agreement.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers or representatives thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE


Percentage interest assigned:                                ________%

Assignee's Pro Rata Share:                                 $_________

Aggregate outstanding principal amount of Loans assigned:  $_________

Principal amount of Note payable to Assignee:              $_________

Principal amount of Note payable to Assignor:              $_________

Effective Date (if other than date of acceptance by
Administrative Agent):                                     *_____________, _____

                                        [NAME OF ASSIGNOR], as Assignor


                                        By:_____________________________________
                                        Title:__________________________________

                                        Dated: ______________, ____


                                        [NAME OF ASSIGNEE], as Assignee


                                        By:_____________________________________
                                        Title:__________________________________

                                        Domestic Lending Office:

*This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Accepted and Approved
this _____day of ____________, ____



By:____________________________________
         Title:________________________